Exhibit 10.44

Collaboration and License Agreement, dated April 20, 2004, between Cerus Corporation and MedImmune, Inc.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

Table of Contents

1.	DEFINITIONS

	1.1	“Additional Antigen(s)”

	1.2	“Affiliate”

	1.3	“Approval”

	1.4	“Cerus Core Technology”

	1.5	“Cerus Development”

	1.6	“Cerus Know-How”

	1.7	“Cerus Material(s)”

	1.8	“Cerus Patent(s)”

	1.9	“Control” or “Controlled”

	1.10	“Derivative”

	1.11	“Drug Approval Application”

	1.12	“EMEA”

	1.13	“EphA2”

	1.14	“EphA2 Indication”

	1.15	“EphA2 Vaccine”

	1.16	“FDA”

	1.17	“Field”

	1.18	“First Commercial Sale”

	1.19	“Formulation Technology”

	1.20	“IND”

	1.21	“FPI”

	1.22	“JC”

	1.23	“Joint Inventions”

	1.24	“Joint Patents”

	1.25	“Know-How”

	1.26	“Koseisho”

	1.27	“Licensed Territory”

	1.28	“Material(s)”

	1.29	“MedImmune Development”

	1.30	“MedImmune Know-How”

i

	1.31	“MedImmune Patents”

	1.32	“Net Sales”

	1.33	“Patent Rights”

	1.34	“Phase I Clinical Trial”

	1.35	“Phase II Clinical Trial”

	1.36	“Phase III Clinical Trial”

	1.37	“Product”

	1.38	“Proprietary Antigen”

	1.39	“Public Domain Antigen”

	1.40	“Regulatory Approval”

	1.41	“Regulatory Authority”

	1.42	“Research Plan”

	1.43	“Research Funding”

	1.44	“Research Term”

	1.45	“Royalty Bearing Product”

	1.46	“Royalty Period”

	1.47	“Service”

	1.48	“Sublicensee”

	1.49	“Third Party(ies)”

	1.50	“Valid Patent Claim”

2.	TRANSFER OF CERUS KNOW-HOW AND MATERIALS, AND RESEARCH

	2.1	Transfer of Know-How and Materials

	2.2	Technical Advice

	2.3	Research Funding

	2.4	Diligence During Research Term

	2.5	Availability of Additional Antigens

	2.6	Records

	2.7	Reporting

	2.8	Visitation

	2.9	Joint Committee

	2.10	Further Bioengineering Support

3.	LICENSE GRANTS; DILIGENCE; EXCLUSIVITY

	3.1	Grant to MedImmune

	3.2	Sublicensing by MedImmune

	3.3	License to Cerus

	3.4	Diligence

	3.5	Reports to Cerus for Products

	3.6	Decisions on Commercialization and Marketing

	3.7	Reports to Cerus on MedImmune Developments

	3.8	Exclusivity

	3.9	Retained Rights

4.	UPFRONT AND DEVELOPMENT MILESTONE PAYMENTS

	4.1	Upfront Payment

	4.2	Development Milestone Payments

	4.3	Payment

5.	ROYALTIES

	5.1	Royalty Rates on Royalty Bearing Products

	5.2	Reduction of Royalties

	5.3	Services

	5.4	Record Keeping

	5.5	Reporting by MedImmune on Royalties

	5.6	Payments

	5.7	Tax Withholding

	5.8	Single Royalty

6.	COMMERCIAL MILESTONES

	6.1	Commercial Milestone Payments

	6.2	Payment

7.	STOCK PURCHASE

	7.1	Timing of Purchase

8.	CONFIDENTIALITY

	8.1	Confidentiality Information; Obligations

	8.2	Exceptions

	8.3	Permitted Disclosure of Agreement

	8.4	Permitted Disclosure of Confidential Information

	8.5	Survival

	8.6	Publicity

9.	PATENTS

	9.1	Prosecution of Cerus Patents

	9.2	MedImmune Review and Comment

	9.3	Maintenance of Cerus Patents

	9.4	Patents on MedImmune Developments

	9.5	Disclosure of Patent Applications

	9.6	Maintenance of Patents on MedImmune Developments

	9.7	Patents on Jointly Owned Inventions

10.	INFRINGEMENT

	10.1	Infringement of Cerus Patents

	10.2	Recovery Allocation

	10.3	Cooperation

	10.4	Infringement of Joint Patents

	10.5	Third Party Actions

11.	OWNERSHIP OF INVENTIONS AND MATERIALS

	11.1	MedImmune Inventions

	11.2	Cerus Inventions

	11.3	Joint Inventions

	11.4	Disclosure and Cooperation

	11.5	Ownership of Materials

12.	REPRESENTATIONS, WARRANTIES AND COVENANTS

	12.1	Mutual

	12.2	Cerus Representations

	12.3	Disclaimer

	12.4	Additional Covenants

13.	INDEMNIFICATION

	13.1	By MedImmune

	13.2	By Cerus

	13.3	Defined Terms

	13.4	Defense

	13.5	Limitation

	13.6	Settlement

	13.7	Notice

	13.8	Permission by Indemnifying Party

14.	ASSIGNMENT; SUCCESSORS

	14.1	Assignment

	14.2	Successors

15.	TERM AND TERMINATION

	15.1	Term

	15.2	Termination by MedImmune

	15.3	Termination for Material Breach

	15.4	Termination for Insolvency

	15.5	Sale of Inventory

	15.6	Licenses

	15.7	Right of Offset

	15.8	Return of Materials; Cessation of Product Sales

	15.9	Survival

	15.10	Accrued Rights and Obligations

16.	GENERAL PROVISIONS

	16.1	Force Majeure

	16.2	Relationship

	16.3	Arbitration

	16.4	Entire Agreement

	16.5	Governing Law

	16.6	Headings

	16.7	Waiver

	16.8	Notices

	16.9	Counterparts

v

16.10	Plural and Singular; Masculine and Feminine

16.11	Dollars

16.12	Section 365(n) of the Bankruptcy Code

END OF TOC - DO NOT DELETE THIS PARAGRAPH!

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

COLLABORATION AND LICENSE AGREEMENT

This Collaboration And License Agreement (this “Agreement”) is dated as of April 20, 2004 (the “Effective Date”) by and between Cerus Corporation, a Delaware corporation, having offices at 2411 Stanwell Drive, Concord, CA 94520 (“Cerus”), and MedImmune, Inc., a Delaware corporation, having offices at One MedImmune Way, Gaithersburg, MD 20878 (“MedImmune”).

Whereas, MedImmune desires to collaborate with and obtain from Cerus an exclusive worldwide right and license to certain patent rights, know-how and materials controlled by Cerus for use in developing and commercializing certain vaccine products; and

Whereas, Cerus desires to collaborate with MedImmune on such research and development activities and to grant such rights to MedImmune, on the terms and conditions of this Agreement.

Now, Therefore, in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

1.                                      Definitions

The terms used in this Agreement have the following meaning:

1.1                               “Additional Antigen(s)” means one or more of (a) a Public Domain Antigen, and (b) a Proprietary Antigen; in each of (a) and (b), that is useful to enhance or broaden the immune response against EphA2, and that is determined to be available for inclusion in Products in accordance with Section 2.5.

1.2                               “Affiliate” means, with respect to a person or entity, any other person or entity controlling or controlled by or under common control with such person or entity. For purposes of this definition, the term “control” means possession of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.  In the case of a corporation, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting shares shall in any event be deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares shall not necessarily preclude the existence of control.

1.3                               “Approval” means, in the United States, receipt from the FDA of approval to market a Product; and in countries other than the United States, approval from the applicable Regulatory Authority in a given country or countries to market a Product in such country or countries, including receipt of pricing and reimbursement approval, where applicable.

1.4                               “Cerus Core Technology” shall mean: (a) technology and inventions [***]; b) technology and inventions [***]; and (c) technology and inventions [***];

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

and (d) technology and inventions directed to [***] of any of (a), (b) or (c) of this Section 1.4.

1.5                               “Cerus Development” means Cerus Patents that [***], that is owned by Cerus and that result from an invention created or made in the course of the parties’ performance under the Research Plan.

1.6                               “Cerus Know-How” means (i) Know-How owned by or licensed to Cerus as of the Effective Date, and (ii) Know-How directed to Cerus Core Technology owned by Cerus or, subject to Section 3.1(c), licensed to Cerus in each case after the Effective Date and prior to the commencement of the first Phase III Clinical Trial of the Product, and if licensed to Cerus after the Effective Date, only if the terms of such license do not prevent the grant of a license or sublicense to MedImmune pursuant to this Agreement, in each of (i) and (ii) that is necessary or useful for the research, development, manufacture or use of Product in the Field. Cerus Know-How excludes the items set forth on Appendix A.  Cerus Know-How does not include Know-How [***].

1.7                               “Cerus Material(s)” means (i) Material(s) owned by or licensed to Cerus as of the Effective Date, and (ii) Material(s) directed to Cerus Core Technology owned by Cerus or, subject to Section 3.1(c), licensed to Cerus in each case [***] of the Product, and if licensed to Cerus [***], only if the terms of such license do not prevent the grant of a license or sublicense to MedImmune pursuant to this Agreement, in each of (i) and (ii) that is necessary or useful for the  research, development, manufacture or use of Product in the Field.  Cerus Materials will include, without limitation, the Materials listed on Appendix G to this Agreement and other Materials to be provided by Cerus, as set forth in the Research Plan.  Cerus Materials excludes the items set forth on Appendix A.  Cerus Materials does not include Material that [***] or that [***].

1.8                               “Cerus Patent(s)” means the (i) Patent Rights owned by or licensed to Cerus as of the Effective Date, and (ii) Patent Rights directed to Cerus Core Technology owned by Cerus or, subject to Section 3.1(c), licensed to Cerus in each case after the Effective Date, and if licensed to Cerus after the Effective Date, only if the terms of such license do not prevent the grant of a license or sublicense to MedImmune pursuant to this Agreement, in each of (i) and (ii) that is necessary or useful for the research, development, manufacture or use of Product in the Field.  Cerus Patents include the patent applications and patents of Appendix B.  Cerus Patents excludes the items set forth on Appendix A.  Cerus Patents do not include Patent Rights claiming [***] or a [***].

1.9                               “Control” or “Controlled” means, with respect to any (a) material, technology, item of information, method, data or other know-how, or (b) intellectual property right, either ownership thereof or possession (other than by ownership) of the ability to grant to the other party access and/or a license as provided herein under such item or right, in each of (a) and (b) without violating the terms of any agreement or, other arrangement with any Third Party.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

1.10                        “Derivative” means (i) a modified form of a given polypeptide or other antigen in which amino acid residue substitutions and/or deletions have been made (a “Modification”), and/or (ii) fragments of a given polypeptide or other antigen or of a Modification, in either case which produces an immune response against the antigen that was modified or fragmented.

1.11                        “Drug Approval Application” means an application for Regulatory Approval required before commercial sale or use of a Product in a regulatory jurisdiction.

1.12                        “EMEA” means the European Agency for the Evaluation of Medicinal Products, or any successor agency thereto.

1.13                        “EphA2” means [***] and/or a Derivative thereof and/or a polynucleotide expressing any of the foregoing.

1.14                        “EphA2 Indication” means [***] that, according to [***] the Product.  MedImmune shall provide notice to Cerus [***].  An EphA2 Indication may include, by way of example, [***].

1.15                        “EphA2 Vaccine” means [***].  An EphA2 Vaccine may comprise either (a) [***]; (b) [***]; or (c) [***].

1.16                        “FDA” means the United States Food and Drug Administration (or a successor thereto).

1.17                        “Field” means the treatment and/or prevention of diseases and/or disorders in humans.

1.18                        “First Commercial Sale” means, in each country, the first sale of a Product to a Third Party by MedImmune or any of its Affiliates or Sublicensees.

1.19                        “Formulation Technology” means Know-How, Materials and Patent Rights, in each case that (i) is owned by [***], (ii) results from research, development or manufacture of Product, (iii) is used in formulating Product (including for stabilization and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

delivery of Product), and (iv) is developed [***] for Product.  Formulation Technology does not include Know-How, Patent Rights or Material [***].

1.20                        “IND” means an Investigational New Drug Application filed with the FDA or any successor thereto.

1.21                        “FPI” means that the first patient has been enrolled in a given clinical trial of Product.

1.22                        “JC” has the meaning of Section 2.9.

1.23                        “Joint Inventions” has the meaning of Section 11.3.

1.24                        “Joint Patents” means Patent Rights jointly owned by the parties that claim Joint Inventions.

1.25                        “Know-How” means information and data (including, but not limited to, formulae, procedures, processes, protocols, techniques and results of experimentation and testing).

1.26                        “Koseisho” means the Japanese Ministry of Health and Welfare, or any successor agency thereto.

1.27                        “Licensed Territory” means all countries of the world.

1.28                        “Material(s)” means bacterial cell lines, cell banks, polynucleotides, antibodies, transgenic animals, reagents, vectors, plasmids, cell lines and constructs and any other physical, chemical or biological material.

1.29                        “MedImmune Development” means MedImmune Know-How, MedImmune Patents, and Formulation Technology.

1.30                        “MedImmune Know-How” means Know-How owned by MedImmune that is developed by or on behalf of MedImmune during the Research Term as a result of the research, development or manufacture of Product, which Know-How is directed to [***].  For the avoidance of doubt, MedImmune Know-How does not include Know-How [***].

1.31                        “MedImmune Patents” means Patent Rights owned by MedImmune that claim an invention created or made during the Research Term, as a result of the research, development,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

or manufacture of Product which invention is directed to [***].  For the avoidance of doubt, MedImmune Patents does not include Patent Rights claiming inventions [***].

1.32                        “Net Sales” means, with respect to any Royalty Bearing Product, the gross amount invoiced or otherwise received on account of sales, or other disposition, of Royalty Bearing Product by MedImmune or any of its Affiliates or Sublicensees to Third Parties, less the following to the extent included in the invoice price:

(a)                                  actual credits, allowances, discounts and rebates to, and chargebacks from the account of, such Third Parties for Royalty Bearing Product and rebates to Federal, State or local governments or healthcare or health management organizations for Royalty Bearing Product;

(b)                                  actual freight and insurance costs incurred in transporting such Royalty Bearing Product to such Third Parties;

(c)                                  cash, quantity and trade discounts actually granted to such Third Parties;

(d)                                  actual sales and use taxes and taxes, or governmental charges incurred in connection with the exportation or importation of such Royalty Bearing Product, in each case, imposed solely upon the sale of goods to the Third Parties; and

(e)                                  write-off of actual bad debts calculated in accordance with Generally Accepted Accounting Principles.

Sales of Products by MedImmune to any Affiliate or Sublicensee that is a reseller thereof shall be excluded from Net Sales, and only the subsequent sale of such Products by the Affiliate or a Sublicensee to a Third Party shall be deemed Net Sales hereunder.

In the event that units of a Royalty Bearing Product include clinically active components that are not themselves Royalty Bearing Products (a “Combination Product”), the Net Sales from such Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition), during the applicable royalty reporting period, by the fraction, A/A+B, where A is the average sale price of the Royalty Bearing Product, when sold separately in finished form and B is the average sale price of the other products whose clinically active components are included in the Combination Product when such products are sold separately.  In the event that the components of the Combination Product are not sold separately, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction of C/C+D where C is the fair market value of the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

Royalty Bearing Product and D is the fair market value of all other clinically active components included in the Combination Product.  If MedImmune, its Affiliate or Sublicensee sells a Combination Product, whether or not the components of the Combination Product are also sold separately, MedImmune shall in good faith make a determination of the respective fair market values of the Royalty Bearing Product and all other clinically active components included in the Combination Product, and shall notify Cerus of such determination and provide Cerus with data to support such determination.  Cerus shall have the right to review such determination and supporting data, and to notify MedImmune if it disagrees with such determination.  If Cerus does not agree with such determination and if the parties are unable to agree in good faith as to such respective fair market values, then such matter shall be settled pursuant to the provisions of Section 16.3.

If any Product is discounted as a result of being bundled with units of other products (whether or not each product in such a bundle is invoiced separately) disproportionately relative to the other products in such bundle or is otherwise sold in any transaction (other than in connection with the supply of Product for use in clinical trials) that is not a bona fide arms’ length transaction involving cash consideration, such sale or other disposal shall be (unless the parties otherwise agree) deemed to constitute a sale for cash at the then-current average selling price for the Product for the purpose of calculating Net Sales.

1.33                        “Patent Rights” shall mean (i) unexpired letters patent (including inventor’s certificates) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal, supplementary protection certificate or any like filing thereof and (ii) pending applications for letters patent, including without limitation any provisional, converted provisional, continued prosecution application, continuation, divisional or continuation-in-part.

1.34                        “Phase I Clinical Trial” means a human clinical trial of a Product, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.35                        “Phase II Clinical Trial” means a human clinical trial of a Product, the principal purpose of which is a determination of safety and efficacy in the target patient population or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

1.36                        “Phase III Clinical Trial” means a human clinical trial of a Product on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to define warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, and to support Approval of such pharmaceutical product or label expansion of such pharmaceutical product.

1.37                        “Product” means a composition(s) or material(s) that constitutes an EphA2 Vaccine, or a Service.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

1.38                        “Proprietary Antigen” means a tumor associated antigen or Derivative thereof, that is covered by a granted patent, or a claim of a pending patent application that would reasonably be expected to be granted, that is owned by or exclusively licensed to MedImmune.

1.39                        “Public Domain Antigen” means any tumor-associated antigen (other than EphA2) or a Derivative thereof, or a polynucleotide encoding such tumor associated antigen or Derivative thereof, that is useful to elicit an immune response [***], that is not covered by granted Patent Rights of any entity and that is not claimed by any published patent application with subject matter that is reasonably likely to be patentable.  To enable the parties to make such determination, [***], and/or that [***].

1.40                        “Regulatory Approval” means receipt from the FDA, or the equivalent thereof outside of the United States, of approval to market a Product in a given country or countries, provided that Regulatory Approval shall exclude any pricing or reimbursement approvals required to be obtained before marketing a Product in a given country.

1.41                        “Regulatory Authority” means any governmental authority, including without limitation the FDA, EMEA or Koseisho, with responsibility for granting any licenses or approvals or granting pricing and/or reimbursement approvals necessary for the marketing and sale of a Product in any country.

1.42                        “Research Plan” means the initial research plan as approved by the JC and to be attached hereto as Appendix E, which may be amended from time to time by the JC.

1.43                        “Research Funding” shall have the meaning set forth in Section 2.3(a) herein.

1.44                        “Research Term” means the time period commencing on the Effective Date and ending [***] thereafter, unless extended by mutual written agreement of the parties prior to the time the initial Research Term would otherwise expire.

1.45                        “Royalty Bearing Product” means a Product as to which MedImmune is licensed under this Agreement that includes Cerus Material or incorporates or is manufactured by use of Cerus Know-How or that in the country where manufactured or sold infringes a Valid Patent Claim but for the license granted by this Agreement.

1.46                        “Royalty Period” means, with respect to each country and Royalty-Bearing Product in the Licensed Territory, the longer of (a) the period [***],

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

or (b) [***] of any Royalty Bearing Product in such country.

1.47                        “Service” or “Services” means methods or services relating to the administration or use of an EphA2 Vaccine in the Field (including [***] and administration thereof) other than for clinical testing.

1.48                        “Sublicensee” means any non-Affiliate that is granted a sublicense by MedImmune under the licenses granted by this Agreement, in accordance with and subject to the provisions of Section 3.2 herein.

1.49                        “Third Party(ies)” means a person or entity other than Cerus or MedImmune or any of their respective Affiliates.

1.50                        “Valid Patent Claim” means either: (a) a claim of an issued and unexpired patent included within the Cerus Patents that has not been disclaimed or abandoned or withdrawn and has not been held unenforceable or invalid or permanently revoked by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; (b) a claim of a pending patent application included within the Cerus Patents which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application, which application and any application to which priority is claimed for such application, in the aggregate has not been pending for more than [***], or (c) a claim of a pending patent application included within the Cerus Patents, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application, and that has been pending for more than [***], but subsequently is issued and satisfies the criteria of subsection (a) above.

2.                                      Transfer of Cerus Know-How and Materials, and Research

2.1                               Transfer of Know-How and Materials.  Promptly following the Effective Date, Cerus shall take substantial steps, with the assistance of MedImmune, to identify Cerus Know-How and Cerus Materials.  Cerus thereafter shall promptly commence the transfer to MedImmune of such Cerus Know-How, and Cerus Materials as may be requested by MedImmune.  Promptly [***], Cerus shall similarly identify and transfer to MedImmune, at MedImmune’s request, the Cerus Know-How and Cerus Materials licensed to MedImmune pursuant to this Agreement.

2.2                               Technical Advice.  [***], Cerus shall provide MedImmune with such technical advice as reasonably requested by MedImmune, and practicable for Cerus to undertake, with respect to the use of the Cerus Patents, Cerus Know-How and Cerus Materials by MedImmune in connection with Products.  MedImmune shall provide to Cerus technical advice

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

reasonably necessary or useful to enable Cerus to perform its responsibilities under the Agreement and to understand the MedImmune Developments licensed to Cerus.

2.3                               Research Funding.  MedImmune agrees to provide research funding to Cerus to support Cerus’ performance under the Research Plan.  MedImmune will be responsible for [***] associated with the development of the Product under the Research Plan.  For those activities undertaken by Cerus, MedImmune will provide funding support [***] at a rate of [***] per FTE per year (“FTE Support”).  Unless this Agreement is sooner terminated, MedImmune shall provide funding for Cerus’ efforts under the Research Plan [***], and the FTE Support during such [***] shall not be less than [***] and in the [***] (such time period and amount, the “Research Commitment”).  After the first [***] of the Research Term, if by mutual agreement of the parties the Research Term extends beyond the initial [***] term, the FTE rate will be adjusted to [***] per FTE per year.  MedImmune also agrees to reimburse Cerus for any and all external costs incurred by Cerus as set forth in the Research Plan.  Such payments shall be made [***] following invoice by Cerus for research support provided during a given calendar quarter, detailing [***].  MedImmune agrees that it shall not, without the prior written consent of Cerus, modify, amend, revise or adjust the Research Commitment or obligations of Cerus under the Research Plan in any material manner.  The parties understand and agree that MedImmune shall not be obligated to [***] under this Section 2.3 other than the Research Commitment, beyond [***] the Research Plan or for [***], MedImmune shall be obligated to pay the Research Commitment in each year only to the extent that Cerus provides the FTE Support pursuant to the Research Plan.

2.4                               Diligence During Research Term.  Cerus and MedImmune each agree to use commercially reasonable efforts to perform research in accordance with the Research Plan.

2.5                               Availability of Additional Antigens.

(a)                                  Public Domain Antigens.  MedImmune may, in its discretion, select one (1) proposed Additional Antigen that is a Public Domain Antigen for inclusion in the Product by written notice to Cerus during the Research Term. Any proposed Additional Antigen that is a Public Domain Antigen shall be deemed to be available for inclusion in the Product and to be an Additional Antigen, unless [***] Cerus notifies MedImmune in writing that: (i) at the time Cerus receives MedImmune’s notice, Cerus is conducting negotiations with a Third Party with respect to such Public Domain Antigen [***] with respect to such proposed Additional Antigen; (ii) prior to receiving MedImmune’s notice, Cerus has [***] with respect to such proposed Additional Antigen; or (iii) Cerus notifies MedImmune in writing that Cerus disagrees in good faith that such proposed Additional Antigen qualifies as a Public Domain Antigen.  If any of subsections (i) through (ii) apply, Cerus

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

shall describe to MedImmune which condition applies (but shall not be obligated to identify the relevant Third Party) and such proposed Additional Antigen shall not become an Additional Antigen.  If subsection (iii) applies, the parties shall submit the issue of whether such proposed Additional Antigen qualifies as a Public Domain Antigen for resolution [***] and, if necessary, arbitration pursuant to Section 16.3 below.

(b)                                  MedImmune Proprietary Antigens.  MedImmune may also, in its discretion, select one (1) proposed Additional Antigen that is a Proprietary Antigen for inclusion in the Product by written notice to Cerus prior to the date that is [***] (the “Proprietary Antigen Selection Date”).  MedImmune shall, concurrently with such written notice to Cerus, provide to Cerus information to support the characterization of such antigen as an Additional Antigen described in Section 1.1(b).  Such proposed antigen shall be deemed to be an Additional Antigen available for inclusion in Products unless Cerus, within [***] after receiving such information from MedImmune, notifies MedImmune that it disagrees in good faith that such antigen meets the criteria for an Additional Antigen under Section 1.1(b), in which case the issue of whether such proposed antigen meets such criteria shall be submitted for resolution [***] and, if necessary, arbitration pursuant to Section 16.3 below.

(c)                                  Limitation as to Number.  Sections 2.5(a) and (b) shall not be deemed to confer upon MedImmune the ability to designate more than a total of one (1) Public Domain Antigen and one (1) Proprietary Antigen for inclusion in Products.

2.6                               Records.  Cerus agrees to maintain, and provide to MedImmune upon request, records of the activities performed by Cerus under the Research Plan in a manner that is useful to allow MedImmune to determine the level of FTEs allocated to the Research Plan by Cerus for which MedImmune must provide funding under Section 2.3.

2.7                               Reporting.  Cerus shall provide MedImmune with a quarterly update of research results obtained by Cerus under the Research Plan.

2.8                               Visitation.  Upon not less than [***] prior written notice, during the Research Term, each party shall have the right to visit the premises where research is being performed by the other party under the Research Plan.  In such case, the other party agrees to make scientists performing research under the Research Plan reasonably available to discuss the research and progress thereof under the Research Plan with the visiting party.

2.9                               Joint Committee

(a)                                  The parties hereto agree to establish a joint committee (the “JC”), which shall consist of no fewer than four (4) permanent members, with the JC having equal representation by each party on the JC.  Each party may replace any or all of its representatives on the JC at any time upon written notice to the other party. Such representatives shall include individuals within or designated by the senior management of each party.  JC representatives of each party shall, individually or collectively, have expertise and/or responsibility in business and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

bio-pharmaceutical therapy development or commercialization. Any member of the JC may designate a substitute to attend and perform the functions of that member at any meeting of the JC, and each member of the JC may invite such other non-members (subject to the confidentiality provisions set forth in Article 8) as deemed necessary to help explore and resolve the issues before the JC.

(b)                                  The JC shall perform the following functions:

(i)                                    exchange information concerning the overall strategy and timelines for the Research Plan and the parties’ collaboration;

(ii)                                review and evaluate data and progress of the activities under the Research Plan;

(iii)                            resolve disputes or disagreements between the parties with respect to the Research Plan;

(iv)                               ensure open communication between the parties as relates to the Research Plan;

(v)                                   provide a mechanism for the exchange of information between the parties; and

(vi)                               approve an initial research plan and make amendments to the Research Plan then in effect.

(c)                                  The JC shall operate by consensus with each party’s representatives having a single collective vote. If the JC cannot reach consensus [***] after it has met and attempted to reach such consensus, the matter shall then be immediately referred to the Chief Executive Officer of Cerus, or such other person holding a similar position designated by Cerus from time to time, and a senior officer of MedImmune designated by the Chief Executive Officer of MedImmune, from time to time, for resolution. The executive/senior officers shall use reasonable efforts to resolve the matter referred to them. If the executive/senior officers cannot reach a mutually acceptable decision [***] after the matter was referred to them, then [***] shall have the final authority to make decisions in good faith that are in the mutual interest of parties (except as otherwise expressly provided in this Agreement); provided, however, that such authority shall not include [***].  During the Research Term, the JC shall meet in person at least quarterly, and more frequently as the parties deem appropriate, on such dates, and at such places and times, as the parties shall agree. Meetings of the JC that are held in person shall alternate between the offices of the parties, or such other place as the parties may agree. The members of the JC also may convene or be polled or consulted from time to time by means of telecommunications, videoconferences, electronic mail or correspondence, as deemed necessary or appropriate and as the JC may agree.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

(d)                                  The JC shall exist until the termination or expiration of the Research Term.

(e)                                  Each party shall be responsible for all travel and related costs and expenses for its members and approved invitees to attend meetings of, and otherwise participate on, the JC.

(f)                                    The JC shall not have the power to amend or waive compliance with this Agreement.

2.10                        Further Bioengineering Support.  (a) If MedImmune or an Affiliate desires to [***] that is available for inclusion in Products after the Research Term or during the Research Term to the extent not already in the Research Plan, then MedImmune shall so notify Cerus in writing.  Within [***] after such notice, Cerus may elect to conduct such [***] upon additional, commercially reasonable terms and conditions provided that Cerus then has the capacity to conduct such activities.

(b)                                  If Cerus makes an election as provided in Section 2.10 (a), then the parties shall negotiate in good faith a Research Plan for performing such bioengineering activities and the cost and expense thereof and if the parties fail to reach agreement with respect thereto within [***], then MedImmune shall have the right to perform such [***] itself or through a Third Party.

3.                                      License Grants; Diligence; Exclusivity

3.1                               Grant to MedImmune.

(a)                                  Subject to the terms and conditions of this Agreement, Cerus hereby grants to MedImmune, and MedImmune hereby accepts from Cerus, a sole and exclusive (exclusive even as to Cerus), royalty-bearing right and license for the Licensed Territory under and to Cerus Patents, Cerus Materials and Cerus Know-How to research, develop, make, have made, use, import, export, sell and offer to sell Products (subject to Section 3.1(e)) for use in the Field, provided that Cerus shall retain a nonexclusive right under the Cerus Patents, Cerus Materials and Cerus Know-How to perform under the Research Plan, and further provided that  such license granted to MedImmune shall be non-exclusive as to any Additional Antigens.

(b)                                  Cerus hereby grants to MedImmune a non-exclusive, worldwide, sublicensable, royalty-free right and license under and to the Cerus Developments to research, develop, make, have made, use, import, export, sell and offer to sell any and all products incorporating EphA2, a Derivative or fragment of EphA2, and that both (i)  are not Products, and (ii) [***], or Derivatives of the foregoing, which license shall survive termination of this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

(c)                                  In the event that the license granted to MedImmune under Section 3.1(a) is a sublicense with respect to any component of the Cerus Patents, Cerus Know-How or Cerus Materials licensed to Cerus after the Effective Date, and Cerus is obligated to make a payment to a Third Party as a result of the granting of such sublicense and/or MedImmune’s activities under such sublicense, then Cerus shall notify MedImmune in writing thereof (including the amounts payable or to be paid) at the time Cerus obtains such license, and MedImmune shall be sublicensed thereunder only if, within [***] after receipt of such written notice from Cerus, MedImmune notifies Cerus, in writing, that [***] for the payments made to such Third Party as a result of the granting of such sublicense or MedImmune’s activities thereunder.

(d)                                  Except as expressly set forth in this Agreement, [***] shall be responsible for paying any and all amounts owed by [***] pursuant to an agreement between [***] and a Third Party, [***] under this Agreement or as a result of [***] under this Agreement.

(e)                                  MedImmune’s licenses under Section 3.1(a) shall be limited [***] to a Product containing only those Additional Antigens, if any, that were included in the Product [***].

3.2                               Sublicensing by MedImmune.

(a)                                  MedImmune shall have the right to grant sublicenses under the licenses granted under Section 3.1.  A sublicense shall not be deemed to relieve MedImmune from the obligation to perform its obligations under this Agreement; provided that such obligations may be performed by an Affiliate or a Sublicensee and shall be deemed for purposes of this Agreement to have been performed by MedImmune.

(b)                                  In any such sublicense, MedImmune shall require the Sublicensee: (i) to indemnify Cerus under the provisions of Article 13 of this Agreement, (ii) to provide written reports to MedImmune that will permit MedImmune to comply with MedImmune’s reporting obligations under Sections 3.5 and 5.5 of this Agreement, (iii) to comply with Section 5.4 of this Agreement, (iv) to comply with Article 8 of this Agreement, and (v) prior to the date that is [***] after the last patient enrolled in the first [***] completes dosing in such trial, to refrain from making, using or selling any product that incorporates or is based on [***] other than a Product, in each case either independently or with or through any Third Party, outside the scope of this Agreement; provided, however, that if this Agreement terminates other than for [***] prior to the first [***], then Sublicensee’s obligations under this clause (v) shall survive until [***] of such termination.  In the event that MedImmune requests that Cerus waive the requirement of this Section 3.2(b)(v) with respect to a Sublicensee, then Cerus shall not unreasonably refuse to grant such a waiver. Any sublicense shall further provide that the Sublicensee shall have no further right to sublicense unless such further sublicense includes the requirements of this Section 3.2(b).  Each sublicense agreement shall state that Cerus is a third-party beneficiary of

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

the above-required provisions.  Nothing in this Agreement creates any obligation of Cerus to any Sublicensee.  Notwithstanding the foregoing, MedImmune will not, without the prior written consent of Cerus,  grant a sublicense to any party listed in Appendix F.  From time to time, by written notice to MedImmune, Cerus will have the right to add one or more entities to Appendix F provided that Cerus can demonstrate that such entity is actively engaged in [***] for expression of antigens [***] and such entity is in competition with Cerus with respect to [***].

3.3                               License to Cerus.  MedImmune hereby grants to Cerus, and Cerus hereby accepts from MedImmune, (i) a non-exclusive, worldwide, sublicensable (subject to the following sentences of this Section 3.3) right and license under and to the MedImmune Developments to research, develop, make, have made, use, import, export, sell and offer to sell vaccine products based on [***] and (ii) subject to the terms and conditions of this Agreement, a nonexclusive, royalty-free, right and license for the Licensed Territory under and to the MedImmune Developments to perform its obligations under this Agreement  The licenses set forth in subsection (i) shall survive the term of this Agreement.  Cerus shall not have the right to grant sublicenses under the licenses granted in subsection (i) with respect to products that are directed toward preventing or treating an EphA2 Indication. The licenses granted to Cerus under this Section 3.3 (i) shall be royalty bearing with respect to (a) sales by a sublicensee of a vaccine product that infringes Patent Rights included in MedImmune Developments and  (b) sales by Cerus of a vaccine product that infringes Patent Rights included in MedImmune Developments and directed to Formulation Technology; in each of the foregoing cases at a royalty rate to be negotiated by the parties in good faith (which shall in no event exceed [***]).  If the parties do not agree upon the foregoing royalty rate [***] after Cerus or such Third Party commences sales of relevant products, then the royalty rate shall be determined by binding arbitration pursuant to Section 16.3.  Except as provided in subparagraphs (a) and (b) of this Section 3.3, the license granted under this Section 3.3 shall be [***].  MedImmune agrees that MedImmune will not grant a license with respect to vaccine products based on [***] to a Third Party under Patent Rights that are MedImmune Developments except in conjunction with a license to a product that is owned by or licensed to MedImmune.

3.4                               Diligence.

(a)                                  MedImmune shall use commercially reasonable efforts, consistent with the efforts it would use with respect to an internal product of similar commercial potential, to research, develop and commercialize at least [***] selected by MedImmune in [***] as set forth in Section 3.4(e).  The efforts of a Sublicensee and/or an Affiliate and/or a collaborator of MedImmune shall be considered as efforts of MedImmune for the purposes of this Section 3.4.

(b)                                  If in any calendar year, MedImmune or its Affiliate and/or a Sublicensee and/or a collaborator of MedImmune (including work of Cerus under a Research Plan), alone or together, has achieved any one of the following with respect to Product, and MedImmune in such

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

calendar year has not discontinued Product development, then MedImmune shall be deemed to have complied with MedImmune’s obligations under Section 3.4(a) for such calendar year:

(i)                                    has [***];

(ii)                                [***] for a Product;

***         [***];

(iv)                               [***] with respect to Product;

(v)                                   [***] with respect to Product;

(vi)                               [***] with respect to Product;

(vii)                           [***] with respect to Product;

(viii)                       [***] for Product;

(ix)                              [***] for Product;

(x)                                  [***] for Product; or

(xi)                              [***].

(c)                                  Subject to Section 3.4(d), in the event that MedImmune fails to comply with the obligations of Section 3.4(a) with respect to any calendar year and, in addition, has not achieved any of the milestones set forth in Sections 3.4(b)(i) through 3.4(b)(xi) during such calendar year, Cerus shall have the right [***] to terminate this Agreement pursuant to Section 15.3 by written notice to MedImmune [***], unless MedImmune cures such failure prior to the expiration of [***].  If MedImmune provides to Cerus a notice that MedImmune has decided to discontinue Product development, then MedImmune shall be deemed to have terminated this Agreement pursuant to Section 15.2.

(d)                                  If MedImmune receives a notice under Section 3.4(c), MedImmune shall have the right to contest such notice by requesting arbitration under Section 16.3, and if MedImmune requests such arbitration, this Agreement shall be terminated pursuant to Section 3.4(c) only if in such arbitration there is a final determination that MedImmune has not met MedImmune’s obligation under Section 3.4(a) in the applicable calendar year [***], in such calendar year none of the events of Section 3.4(b)(i) through 3.4(b)(xi) has occurred.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

(e)                                  It is expressly understood that MedImmune will not be obligated to perform trials for or seek Approval for a Product [***] until MedImmune has obtained Regulatory Approval for such Product [***]. It is further expressly understood that MedImmune will not be required to perform trials for or seek Approval for a Product [***] until MedImmune has obtained Regulatory Approval for such Product [***].  In the event that MedImmune fails to meet its obligations under this Section 3.4 [***], then Cerus shall have the right to terminate MedImmune’s licenses with respect to such Product [***] as the case may be by written notice to MedImmune in accordance with Section 15.3.

3.5                               Reports to Cerus for Products.  MedImmune shall provide Cerus with a written report with respect to its efforts to research, develop, manufacture, and commercialize Products in each calendar year.  Except as otherwise provided in this Agreement, in no event shall MedImmune be required to provide any Know-How of Medimmune.  MedImmune shall provide such reports [***].

3.6                               Decisions on Commercialization and Marketing.  Subject to the terms and conditions of this Agreement, MedImmune shall have sole discretion for making all decisions relating to the commercialization and marketing of Products.

3.7                               Reports to Cerus on MedImmune Developments.  MedImmune will provide to Cerus on a timely basis, not less frequently than quarterly, information and data in the possession of MedImmune that are MedImmune Developments, in such form as Cerus may reasonably request, in order to enable Cerus to effectively exploit the licenses granted to Cerus in Section 3.3. MedImmune shall also provide to Cerus any patent applications thereon (consistent with Article 11), and information regarding pre-clinical and clinical adverse events and material communications with regulatory agencies relating to the safety of products based on [***].

3.8                               Exclusivity.  Prior to the date upon which [***] is completed, neither MedImmune nor its Affiliates shall research, develop, make, use or sell any product that incorporates or is based on [***] other than a Product, in each case either independently or with or through any Third Party, outside the scope of this Agreement; provided, however, that if this Agreement terminates other than for breach by Cerus prior to [***] for a Product, then MedImmune’s obligations under this Section 3.8 shall survive [***].

3.9                               Retained Rights.  Cerus retains all rights under the Cerus Patents, Cerus Know-How and Cerus Materials that are not expressly granted to MedImmune.  Without limitation, Cerus retains all rights to practice, and to grant to Third Parties, the rights to practice, the Cerus Patents, Cerus Know-How and Cerus Materials to produce vaccines that incorporate or are based on [***] and that are engineered to express any antigen other than EphA2 or a Derivative thereof (an “Other Antigen or Fragment”), even if such Other Antigen or Fragment is included in an EphA2 Vaccine and is described in Section 1.15(b) or (c), provided that such vaccine does not also express EphA2 or a Derivative thereof.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

4.                                      UPFRONT AND DEVELOPMENT MILESTONE PAYMENTS.

4.1                               Upfront Payment.  [***] after both parties have signed this Agreement, MedImmune shall pay to Cerus [***] which amount shall be non-creditable and non-refundable.

4.2                               Development Milestone Payments.  MedImmune will make the following one-time payment to Cerus upon the first achievement of the corresponding development milestones for Royalty Bearing Product.  Such payments shall be non-creditable and non-refundable.

[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]*	$	[***]

Total Development Milestone Payments	$	[***]

* [***].

4.3                               Payment.  The milestone payments under Section 4.2 are due and payable [***] after the applicable milestone occurs.  [***].

5.                                      ROYALTIES.

5.1                               Royalty Rates on Royalty Bearing Products.

(a)                                  Except as provided in Section 5.1(c) and subject to Section 5.2 and 5.3, during the Royalty Period for each country, MedImmune shall pay royalties to Cerus for Royalty Bearing Products at the following rates:

(i)                                    [***] of the portion of Net Sales in a calendar year (aggregated for all Royalty Bearing Products) up to and including [***];

(ii)                                [***] of the portion of Net Sales in a calendar year (aggregated for all Royalty Bearing Products) that is in excess of [***] up to and including [***]; and

(iii)                            [***] of the portion of Net Sales in a calendar year (aggregated for all Royalty Bearing Products) that exceeds [***].

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

(b)                                  [***] is responsible for payment of royalties owed by [***] to Third Parties, including those owed on the basis of sales made by [***], its Affiliates and Sublicensees.

(c)                                  For the avoidance of doubt, [***] is due for any Royalty Bearing Product in any country after the end of the Royalty Period for such country and in calculating Net Sales for determining the applicable royalty rate under Section 5.1(a), Net Sales of Royalty Bearing Product [***] in a country after the end of the Royalty Period for such country.

5.2                               Reduction of Royalties.  In the event that royalties are to be paid to Cerus under Section 5.1, and MedImmune also owes royalties to a Third Party in connection with a license under rights controlled by such Third Party that are required to practice [***], then [***] of the royalties MedImmune pays to such Third Party shall be deducted from royalties paid under Section 5.1, but in no event shall such reduction reduce the royalties due to Cerus under Section 5.1 [***] of the applicable royalty percentages set forth in Section 5.1.  Except as otherwise specifically provided in this Agreement, the foregoing shall be the only reduction in the royalties due to Cerus under Section 5.1.  MedImmune acknowledges that the Cerus Materials and Cerus Know-How provide substantial value to the development and commercialization of Products under this Agreement and accordingly that the royalties due under Section 5.1 shall not be reduced [***].

5.3                               Services.  The parties acknowledge that it is possible that MedImmune may exploit the licenses granted to it under Section 3.1 by developing and commercializing tangible Products that are sold to end users, and/or by providing Services, such as, but not limited to, the [***] and administration thereof. MedImmune agrees to inform Cerus [***] of the types of Products it intends to develop and commercialize.  If MedImmune’s development and commercialization plans include the provision of Services, Net Sales of Royalty Bearing Products that are Services [***] be calculated on the amount [***] of Services and [***] used in the Service in the country where the Service is provided.  If there are no [***] in such country then MedImmune shall make a determination of the [***] in such country and the Net Sales of [***] shall be based on such determination.  Cerus shall have the right to review such determination and if the parties do not agree as to such determination, then Cerus may have such amount determined by arbitration pursuant to Section 16.3.

5.4                               Record Keeping.  MedImmune shall keep, and shall cause each of its Affiliates and Sublicensees to keep, full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties and other amounts payable to Cerus, including without limitation, items included in the calculation of Net Sales.  Such books of

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

account, together with all necessary supporting data, shall be kept at the relevant entity’s principal place of business, and for the [***] following the end of the calendar year to which such books and data pertain, shall be open for inspection by an independent certified accountant selected by Cerus and reasonably acceptable to MedImmune upon reasonable notice during normal business hours, at Cerus’ expense, for the sole purpose of verifying royalty statements or other payments due under this Agreement, but in no event more than once in each calendar year. All information and data offered shall be used only for the purpose of verifying royalties and amounts due, and shall be treated as MedImmune Confidential Information subject to the obligations of this Agreement.  Disclosure by such accountant to Cerus shall be limited to the information necessary to quantify any underpayment and to identify the cause thereof, including without limitation the amount, if any, that any such royalties or other amounts have been underpaid. In the event that for the period inspected, MedImmune has underpaid royalties or other amounts due under this Agreement by [***], then MedImmune shall pay the fees charged by such auditor to Cerus for such inspection.

5.5                               Reporting by MedImmune on Royalties.  With each [***] payment, MedImmune shall deliver to Cerus a full and accurate accounting of the calculation of the royalties owing hereunder to include at least the following information:

(a)                                  Quantity of each Royalty Bearing Product sold or provided (by country) by MedImmune, its Affiliates and Sublicensees;

(b)                                  Net Sales for each Royalty Bearing Product (by country), including a detailed reconciliation from the gross invoiced sales price to Net Sales;

(c)                                  The calculation of the gross royalties (before deductions), including detail of each Third Party royalty paid pursuant to Section 5.2 hereof, for each Royalty Bearing Product (by country) and any deductions, offsets and credits therefrom;

(d)                                  Total royalties payable to Cerus for each Royalty Bearing Product (by country) and the total royalties payable to Cerus for all Royalty Bearing Products (for all countries).

5.6                               Payments.  In each year the amount of royalty due shall be calculated [***] (each being the last day of an “Accounting Period”) and shall be paid [***] following each such date to a bank account designated by Cerus.  Every such payment shall be supported by the accounting prescribed in Section 5.5 and shall be made in United States currency.  Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be at the average of the rate of exchange (local currency per US$1) published in the Eastern Edition of The Wall Street Journal under the caption “Currency Trading” for the last business day of each month during the applicable Accounting Period.

5.7                               Tax Withholding.  Any tax imposed upon Cerus required to be withheld by MedImmune under the laws of any foreign country for the account of Cerus shall be promptly paid by MedImmune for and on behalf of Cerus to the appropriate governmental authority, and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

MedImmune shall furnish Cerus with proof of payment of such tax.  Any such tax actually paid on Cerus’ behalf shall be deducted from royalty payments due Cerus. MedImmune shall reasonably assist Cerus in connection with the making of any claim to a refund of any such tax payment .

5.8                               Single Royalty.  Only one royalty will be due and payable for the manufacture, use and sale of Royalty Bearing Product, irrespective of the number of Valid Patent Claims that cover the manufacture, use and sale of Royalty Bearing Product.  Upon payment of a royalty under this Agreement with respect to a unit of Royalty Bearing Product, no further royalty will be due with respect to such unit of Royalty Bearing Product.

6.                                      COMMERCIAL MILESTONES.

6.1                               Commercial Milestone Payments.  MedImmune shall pay to Cerus the following milestone payments upon the occurrence of the following events with respect to Royalty Bearing Products:

First time that Net Sales upon which royalties are due exceed $[***] in a calendar year  $[***]

First time that Net Sales upon which royalties are due exceed $[***] in a calendar year  $[***]

[***] of the foregoing commercial milestone payments [***] the royalty payments due to Cerus pursuant to Section 5.1 for the calendar year in which such milestone payments become due.

6.2                               Payment.  The milestone payments due to Cerus under Section 6.1 are due and payable [***] after the applicable milestone occurs.  Each such milestone is paid only once.

7.                                      STOCK PURCHASE.

7.1                               Timing of Purchase.  Upon [***] for a Royalty Bearing Product (the [***]), Cerus shall have the right, upon delivery of written notice to MedImmune, to require MEDI Ventures to purchase, and in such event MedImmune will cause MEDI Ventures to purchase, at Cerus’ option, common stock of Cerus in accordance with the Stock Purchase Agreement attached hereto as Appendix D, provided, however, that MEDI Ventures shall have no obligation to purchase such stock if this Agreement is terminated prior to the [***] under Article 15.

8.                                      CONFIDENTIALITY.

8.1                               Confidentiality Information; Obligations.  Subject to Sections 8.2 through 8.6, during the term of this Agreement, it is contemplated that each party will disclose to the other party confidential information and materials which are either controlled by the party providing

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

such information and materials or subject to an obligation on the providing party to maintain in confidence (such materials and information is individually and collectively “Confidential Information”). Each party shall have the right to refuse to accept the other party’s Confidential Information and neither party shall disclose to the other party any information that it is not permitted to disclose to the other party by reason of such party’s obligations to a Third Party.  Subject to Sections 8.2 through 8.6, each party agrees to retain the other party’s Confidential Information in confidence, and to limit disclosure of any such Confidential Information to its officers, directors, employees and permitted assigns.  Each party agrees to use the other party’s Confidential Information only pursuant to the rights and licenses granted under this Agreement, and subject to Sections 8.2 through 8.6, not to disclose or provide any such Confidential Information to any other person or entity without the prior written consent of the party providing such Confidential Information. For the avoidance of doubt, Cerus Patents (until legally required publication), Cerus Materials and Cerus Know-How will be Confidential Information of Cerus.

8.2                               Exceptions.  The obligations of confidentiality and non-use of Section 8.1 will not apply to:

(a)                                  Confidential Information generally known to the public prior to its disclosure hereunder; or

(b)                                  Confidential Information that subsequently becomes known to the public by some means other than a breach of this Agreement by the receiving party;

(c)                                  Confidential Information that is subsequently disclosed to the receiving party by a Third Party having a lawful right to make such disclosure and who is not under an obligation of confidentiality to the party that disclosed the Confidential Information to the receiving party;

(d)                                  Confidential Information that is approved for release by the parties;

(e)                                  Confidential Information that, as evidenced by competent written proof, was already known or available to the receiving party or its Affiliates, other than under an obligation of confidentiality or non-use to the other party, at the time of disclosure to the receiving Party; or

(f)                                    Confidential Information that was independently discovered or developed by the receiving party or its Affiliates, as evidenced by their written records, without the use of, and by personnel who had no access to, Confidential Information disclosed to it by the other party.

8.3                               Permitted Disclosure of Agreement.  Neither party shall disclose any terms or conditions of this Agreement to any Third Party that has not been disclosed to the public as permitted by Sections 8.3 or 8.4 without the prior consent of the other party; provided, however, that a party may disclose the terms or conditions of this Agreement without consent: (a) to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such party’s conduct of its ordinary and customary business operations; (b) to a Third Party

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

in connection with or a prospective (i) equity investment in such party, (ii) merger, consolidation, change in control or similar transaction by such party, (iii) transfer or sale of all or substantially all of the assets of such party to which this Agreement relates, or (iv) granting of a sublicense under or permitted assignment of this Agreement or (c) where required by applicable law, rule or regulation, by rules of a securities exchange, or pursuant to an order of a court or administrative agency; provided that with respect to Sections 8.3(a) and (b) there is an obligation of confidentiality similar to that of this Agreement and with respect to Section 8.3(c), reasonable steps are taken to obtain confidential treatment thereof, if available.  Following the execution of this Agreement, the parties will agree upon the substance of information that may be used to describe the terms and conditions of this transaction, and each party may disclose such information, as modified by mutual written agreement of the parties, without the consent of the other party.

8.4                               Permitted Disclosure of Confidential Information.  Each party may use and disclose Confidential Information of the other party to the extent that such use and/or disclosure as the case may be is:

(a)                                  made in response to a valid order of a court of competent jurisdiction or other governmental or regulatory body of competent jurisdiction; provided, however, that such party will first have given notice to such other party and given such other party a reasonable opportunity (to the extent reasonably practicable) to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order;

(b)                                  otherwise required by law, rule or regulation; provided, however, that the disclosing party will provide such other party with notice of such disclosure in advance thereof to the extent practicable;

(c)                                  in exercising rights granted under this Agreement, made by such party to the regulatory authorities as required in connection with any filing of INDs, BLAs, marketing approval applications, or similar applications or requests for regulatory approvals; provided, however, that reasonable measures are taken to assure confidential treatment of such information, if available;

(d)                                  made by such party, to a Third Party in connection with exercising rights granted under this Agreement or to Affiliates, existing or potential permitted Sublicensees, research partners, employees, consultants, representatives or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 8;

(e)                                  made by such party to existing or potential acquirers or merger candidates; existing or potential pharmaceutical collaborators (to the extent contemplated under this

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

Agreement); investment bankers; existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing; each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 8; or

(f)                                    made in a patent application or in prosecuting a patent application filed in conformance with this Agreement.

(g)                                 used in exercising the rights and licenses granted to a party under this Agreement provided, however, that any disclosure pursuant to such use shall be as provided in Section 8.4 (c) or (d).

8.5                               Survival.  The parties’ obligations under Sections 8.1 through 8.4 shall terminate [***] after the expiration or termination of this Agreement in its entirety.

8.6                               Publicity.  The parties shall be entitled to issue a press release relating to this Agreement or activities conducted hereunder, as approved by both parties.  A party may issue any subsequent press releases relating to this Agreement or activities conducted hereunder upon written approval of the other party, such approval not to be unreasonably withheld; provided, however, that no approval of the other party shall be required if a subsequent press release solely discloses the information that a milestone under this Agreement has been achieved or any information that has previously been approved.  The parties intend to publish the results obtained in the performance of the Research Plan, and shall reasonably cooperate to draft, review and submit such publication promptly after significant results are obtained under the Research Plan, subject to the other terms and conditions in this Section 8.6.  Each party shall provide to the other party the opportunity to review any proposed abstracts, manuscripts or summaries of presentations that cover the parties’ activities under the Research Plan.  Each party shall designate a person who shall be responsible for approving such publications.  Such designated person shall respond in writing promptly and in no event later than [***] after receipt of the proposed material with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or to protect a party’s Confidential Information, or concern regarding competitive disadvantage arising from the proposal.  In the event of concern, the submitting party shall not submit such publication or to make such presentation that contains such information until the other party is given a reasonable period of time (not to exceed [***]) to seek patent protection for any material in such publication or presentation that it believes is patentable, or as necessary to resolve any other issues.  In no event shall a party be permitted to publish the Confidential Information of the other party in breach of a party’s confidentiality obligations under this Agreement.

9.                                      PATENTS.

9.1                               Prosecution of Cerus Patents.  At the cost and expense of Cerus, Cerus shall file, prosecute and maintain Cerus Patents through patent counsel selected by Cerus, and shall also control any interference, opposition or related proceedings for Cerus Patents.  Cerus shall consult with and keep MedImmune advised with respect thereto.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

9.2                               MedImmune Review and Comment.  With respect to any Cerus Patents, each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination or extension of any patent issuing from such application shall be provided to MedImmune sufficiently prior to the filing of such application, response or request to allow for review and comment by MedImmune. Cerus agrees to consider such comments and follow reasonable comments unless Cerus believes that such comments are adverse to the interests of Cerus.

9.3                               Maintenance of Cerus Patents.  Cerus shall not allow any Cerus Patents licensed to MedImmune to lapse (other than due to expiration of the patent term) or be surrendered, or abandoned without the written consent of MedImmune.

9.4                               Patents on MedImmune Developments.  At the cost and expense of MedImmune, MedImmune shall file, prosecute and maintain all Patent Rights on MedImmune Developments through patent counsel selected by MedImmune, and shall also control any interference, opposition or related proceedings for such Patent Rights.

9.5                               Disclosure of Patent Applications.  With respect to any Patent Rights on MedImmune Developments, each patent application filed shall be provided to Cerus [***] of filing such patent application.

9.6                               Maintenance of Patents on MedImmune Developments.  MedImmune shall not allow any Patent Rights that are MedImmune Developments licensed to Cerus to lapse (other than due to expiration of the patent term) or be finally surrendered, or finally abandoned without providing Cerus the opportunity to maintain such Patent Rights at the cost and expense of Cerus.

9.7                               Patents on Jointly Owned Inventions.  MedImmune shall file, prosecute and maintain all Patent Rights on jointly owned Joint Inventions claiming inventions specifically related to the Product or EphA2, and Cerus shall file, prosecute and maintain all Patent Rights on jointly owned Joint Inventions claiming inventions that generally relate to the manufacture, composition or use of [***], as well as all other Joint Inventions.  The party responsible for such activities shall select and use for such purpose patent counsel that is reasonably acceptable to the other party, and shall also control any interference, opposition or related proceedings for such Patent Rights.  The party responsible for such activities for such Patent Rights shall consult with and keep the other party advised with respect thereto.   With respect to any such Patent Rights, each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination or extension of any patent issuing from such application shall be provided to the party not responsible for filing, prosecuting and maintaining such Patent Rights sufficiently in advance of the filing of such application, response or request to allow for review, comment and approval by such party. The party responsible for activities with respect to Patent Rights on jointly owned Joint Inventions hereunder shall not allow any Patent Rights claiming such Joint Inventions to lapse (other than due to expiration of the patent term) or be surrendered, or abandoned without the written consent of the other party.  The parties shall [***] of all activities conducted pursuant to this Section 9.7.  Subject to the exclusive license granted to MedImmune under this Agreement, the exclusivity provisions under this Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

and the payments due to Cerus pursuant to this Agreement, each party shall have the right to exploit, license and enforce Joint Patents without the consent of and without accounting to the other party.

10.                               INFRINGEMENT.

10.1                        Infringement of Cerus Patents.  If any of the Cerus Patents is infringed in the Licensed Territory in the Field by the manufacture, use or sale of a vaccine product expressing EphA2 by an unlicensed Third Party, MedImmune shall have the right and option, but not the obligation, to bring an action to terminate such infringement, [***], and to join Cerus as a party plaintiff if required.  In the absence of MedImmune’s joinder of Cerus as a party plaintiff, Cerus shall, at its option, be permitted to join any such action by MedImmune [***].  MedImmune shall promptly notify Cerus of any such infringement and shall keep Cerus informed as to the prosecution of any action for such infringement.  MedImmune shall have the sole right to control any such action (including any action joined by Cerus) and the settlement and compromise thereof provided that no settlement, consent judgment or other voluntary final disposition of the suit that adversely affects Cerus or the Cerus Patents may be entered into without the consent of Cerus, which consent shall not unreasonably be withheld.  In the event that MedImmune chooses not to bring such action or fails to bring such action [***] of first receiving notice or obtaining any knowledge of any such infringement, Cerus shall have the right and option, but not the obligation, to bring an action to terminate such infringement, [***], and to join MedImmune as a party plaintiff if required.  Cerus shall keep MedImmune informed as to the prosecution of any action for such infringement.  Cerus shall have [***] any such action filed by Cerus (including any action joined by MedImmune) and the settlement and compromise thereof, provided that no settlement, consent judgment or other voluntary final disposition of the suit that adversely affects MedImmune or Products may be entered into without the consent of MedImmune, which consent shall not unreasonably be withheld.  Notwithstanding anything in this Article 10, Cerus shall have [***] any action against any person or entity related to the infringement by a Third Party of Cerus Patents other than by reason of the manufacture, use or sale by a Third Party of products competitive with Products.

10.2                        Recovery Allocation.  In the event that a party undertakes the enforcement under Section 10.1 of any of the Cerus Patents, any recovery of damages for any such suit shall be applied [***] of such party regarding such suit and [***] of the other party regarding such suit, if such other party has joined or been joined in such suit. The balance remaining from any such recovery shall be divided between the parties as follows (i) [***] and (ii) [***].

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

10.3                        Cooperation.  In any infringement suit either party may institute to enforce any of the Cerus Patents pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, reasonably cooperate and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. [***].

10.4                        Infringement of Joint Patents.  If the parties become aware of any alleged or threatened infringement of Joint Patents with respect to [***] other than by reason of the manufacture, use or sale of a product competitive with Products by an unlicensed Third Party, Cerus shall have the primary right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such patents and to join MedImmune as a party plaintiff if required.  MedImmune shall cooperate reasonably in any such effort, including if required to bring a legal action, the furnishing of a power of attorney. In the absence of Cerus’ joinder of MedImmune as a party plaintiff, MedImmune shall have the right to participate in such action [***] with its own counsel.  If Cerus does not bring an action or proceeding against such alleged or threatened infringer [***] of receiving notice pursuant to this Section 10.4, then MedImmune shall have the right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such patents, and to join Cerus as a party plaintiff if required.  Cerus shall cooperate reasonably in any such effort, including if required to bring a legal action, the furnishing of a power of attorney and shall have the right to participate in such action [***] with its own counsel.  In the absence of MedImmune’s joinder of Cerus as a party plaintiff, Cerus shall have the right to participate in such action at its own expense with its own counsel.  In all other cases, the parties shall discuss who shall initiate the action and in the absence of agreement, either or both parties have the right to initiate the action.  In the event that a party shall undertake the enforcement of any of such Joint Patents, any recovery of damages for any such suit shall be applied [***] of such party regarding such suit and [***] of the other party regarding such suit, if such other party has joined or been joined in such suit. The balance remaining from [***].

10.5                        Third Party Actions.  Each party shall control the defense of any infringement action brought against such a party by a Third Party, and if such an action is brought against both parties, the parties shall cooperate with each other in the defense thereof.

11.                               OWNERSHIP OF INVENTIONS AND MATERIALS.

11.1                        MedImmune Inventions.  Subject to Section 11.4, all right, title and interest in and to any inventions made solely by employees or contractors (not including Cerus) of MedImmune (“MedImmune Inventions”) shall belong solely to MedImmune.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

11.2                        Cerus Inventions.  Subject to Section 11.4, all right, title and interest in and to any inventions made solely by employees or contractors of Cerus under this Agreement (“Cerus Inventions”) shall belong solely to Cerus.

11.3                        Joint Inventions.  Subject to Section 11.4, all right, title and interest in and to any inventions made by one or more employees or contractors of MedImmune and one or more employees or contractors of Cerus under this Agreement (“Joint Inventions”) shall belong jointly to MedImmune and to Cerus, such that each party shall have an undivided interest therein.  Subject to the licenses granted under this Agreement, and the payment obligations under this Agreement, each party shall have the right to exploit and grant rights to Joint Inventions and Joint Patent Rights without the consent or approval of the other party and without accounting to the other party.

11.4                        Disclosure and Cooperation.  Each party agrees promptly to disclose to the other party any MedImmune Invention that is a MedImmune Development, Cerus Invention, or Joint Invention, as set forth above, and to execute such documents and perform such other acts as the other party may reasonably request to obtain, perfect and enforce such rights to such inventions and the assignment thereof.  MedImmune and Cerus will obtain appropriate assignments from its employees, contractors and Affiliates to effect the intent of this Article 11.

11.5                        Ownership of Materials.  The physical embodiment of Materials provided or generated pursuant to the parties’ activities under this Agreement shall be as follows:  Cerus shall solely own all Materials produced or generated solely by employees or contractors of Cerus pursuant to the Research Plan.  MedImmune shall solely own all Materials produced or generated by employees or contractors of MedImmune pursuant to the Agreement.  The parties will jointly own all Materials produced or generated jointly by employees or independent contractors of each party.  For clarity, the foregoing shall not be construed to affect the parties’ rights in and to any inventions, Patent Rights or intellectual property rights covering such Materials, which ownership is addressed above in this Article 11.

12.                               REPRESENTATIONS, WARRANTIES AND COVENANTS.

12.1                        Mutual.  Each of Cerus and MedImmune warrants and represents to the other that:

(a)                                  it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; (b) it has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (c) this Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms.

12.2                        Cerus Representations.  Cerus represents and warrants to and covenants with MedImmune that:

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

(a)                                  it has not previously granted and, prior to expiration or termination of this Agreement will not grant any rights in, the Cerus Patents or Cerus Know-How or Cerus Materials that conflict with the rights and licenses granted to MedImmune herein;

(b)                                  all of the Cerus Patents that exist as of the Effective Date are listed in Appendix B, Cerus owns all right, title and interest in and to the Cerus Patents of Appendix B except as otherwise indicated on Appendix B; and Cerus has not received any written claim and has no knowledge of a threatened claim from a Third Party, nor has any knowledge that any Third Party intends to assert any claim asserting the invalidity, unenforceability or misuse of the Cerus Patents;

(c)                                  to its knowledge, the conduct of the parties’ activities under the Research Plan and otherwise under this Agreement will not infringe the Patent Rights of any Third Party;

(d)                                  the use of the technology of Section 1.4(a) and/or (b) in research, development, manufacture, use or sale of a Product would not infringe a claim that is presently included in any of the excluded Patent Rights of Appendix A or any claim that would reasonably be expected to be granted in any of  such Patent Rights, and

(e)                                  the use of the technology of Section 1.4(a) and/or (b) would not require the excluded Know-How and excluded Materials of Appendix A to research, develop, make, use or sell a Product.

12.3                        Disclaimer. (a) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTIONS 12.1 AND 12.2, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR VALIDITY OF ANY PATENT RIGHTS ISSUED OR PENDING.

(b)                                  IN NO EVENT SHALL EITHER PARTY OR THEIR AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR TREBLE DAMAGES, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATION OF SUCH PARTY UNDER THE PROVISIONS OF ARTICLE 13 FOR SUCH DAMAGES CLAIMED BY A THIRD PARTY.

12.4                        Additional Covenants.

(a)                                  Cerus hereby covenants and agrees that: (i) it will not consent to any amendment or modification or termination of any agreement as to which MedImmune has received a sublicense pursuant to this Agreement in any way that could adversely affect MedImmune without the written permission of MedImmune; (ii) it will perform its contractual obligations as necessary to keep any such agreement in full force and effect during the term thereof; (iii) it will not assign any such agreement without the written consent of MedImmune (which consent will not be unreasonably withheld), except that such consent will not be required

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

for assignment to an Affiliate or in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, change in control or similar transaction, (x) provided that such assignment is subject to this Agreement and (y) such assignment does not adversely affect any such agreement or MedImmune rights thereunder; and (iv) it will promptly advise MedImmune of any notice of a breach or intent to terminate any such agreement that is received, and to the extent permitted under the such agreement, MedImmune will have the right but not the obligation to cure any such breach.

(b)                                  Neither party, nor its Affiliates that are involved in the development, manufacture or commercialization of Products, shall, during the term of this Agreement and for a period of [***], recruit, solicit or induce any employee of the other party to terminate his or her employment with such other party, or entertain an offer to change employment proposed by an employee of the other party.

13.                               INDEMNIFICATION.

13.1                        By MedImmune.  MedImmune agrees to indemnify and hold harmless Cerus, its directors, officers, employees and agents (individually and collectively, the “ Cerus Indemnitee”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Losses”) to the extent arising from (a) the research, development, manufacture, use or sale of Products by MedImmune, or any of its Affiliates or Sublicensees, (b) the use of Products manufactured or sold by MedImmune or any of its Affiliates or Sublicensees by any purchasers thereof, or (c) the use by MedImmune or any of its Affiliates or Sublicensees of the Cerus Patents, Cerus Know-How or Cerus Materials.

13.2                        By Cerus.  Cerus agrees to indemnify and hold harmless MedImmune, its directors, officers, employees and agents (individually and collectively, the “MedImmune Indemnitee”) from and against all Losses to the extent arising from the practice by Cerus or any use of its Affiliates or sublicensees of the licenses granted to Cerus pursuant to Section 3.3.

13.3                        Defined Terms.  Either of the MedImmune Indemnitee or the Cerus Indemnitee shall be an “Indemnitee” for the purpose of this Article 13, and the party that is obligated to indemnify the Indemnitee under Section 13.1 or 13.2 shall be the “Indemnifying Party”.

13.4                        Defense.  If any such claims or actions are made, the Indemnitee shall be defended [***] by counsel selected by Indemnifying Party and reasonably acceptable to the Indemnitee, provided that the Indemnitee may, [***], also be represented by counsel of its own choosing.   The Indemnifying Party shall have the sole right to control the defense of any such claim or action, subject to the terms of this Article 13.

13.5                        Limitation.  The Indemnifying Party’s indemnification under Section 13.1 or 13.2 shall not apply to any Losses determined by final judgment to be attributable to the gross negligence or intentional misconduct or unlawful act of any Indemnitee.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

13.6                        Settlement.  The Indemnifying Party may settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment (i) with prior written notice to the Indemnitee but without the consent of the Indemnitee where the only liability to the Indemnitee is the payment of money and the Indemnifying Party makes such payment (ii) otherwise only with the prior written consent of the Indemnitee not to be unreasonably withheld in all other cases.

13.7                        Notice.  The Indemnitee shall notify the Indemnifying Party promptly of any claim, demand, action or other proceeding under Section 13.1 or 13.2 and shall reasonably cooperate with all reasonable requests of the Indemnifying Party with respect thereto.

13.8                        Permission by Indemnifying Party.  The Indemnitee may not settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment in any such action or other proceeding or make any admission as to liability or fault without the express written permission of the Indemnifying Party, which shall not be unreasonably withheld.

14.                               ASSIGNMENT; SUCCESSORS.

14.1                        Assignment.  (a) This Agreement shall not be assigned or otherwise transferred (in whole or in part, whether voluntarily, by operation of law or otherwise) by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate or in connection with a merger, consolidation or sale of all or substantially all of its business to which this Agreement relates.  Any permitted assignee shall assume all obligations of its assignor under this Agreement.  Any purported assignment or transfer in violation of this Section 14.1 shall be void.  MedImmune will not assign MedImmune Developments without the assignee’s written agreement to Cerus that the MedImmune Developments are subject to the licenses under this Agreement, and Cerus will not assign Cerus Patents, Cerus Know-How or Cerus Materials without the assignee’s written agreement to MedImmune that the Cerus Patents, Cerus Know-How and Cerus Materials are subject to the licenses under this Agreement.

14.2                        Successors.  Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of MedImmune and Cerus.

15.                               TERM AND TERMINATION.

15.1                        Term.  Except as otherwise specifically provided herein and unless sooner terminated pursuant to Sections 15.2, 15.3 or 15.4 of this Agreement, this Agreement and the licenses and rights granted thereunder shall remain in full force and effect until the earlier of (i) fifty (50) years or (ii) MedImmune has no further royalty obligation hereunder, at which time MedImmune shall have a fully paid-up, non-cancelable, nonexclusive license under the Cerus Know-How and Cerus Materials to make, have made, use, import, export, sell and offer to sell Products.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

15.2                        Termination by MedImmune.  MedImmune shall have the right to terminate this Agreement in the entirety or with respect to one or more countries, for any reason other than material breach by Cerus, upon (i) [***] prior written notice to Cerus, if such termination notice is provided to Cerus during the Research Term, or (ii) upon [***] prior written notice to Cerus, if such termination notice is provided to Cerus after the Research Term terminates (such notice, the “MedImmune Termination Notice”).  Upon any termination of this Agreement with respect to one or more countries (and not in its entirety), the Licensed Territory shall thereafter exclude the relevant countries.

15.3                        Termination for Material Breach.

(a)                                  In addition to the termination rights under Section 3.4, in the event that MedImmune fails to make a payment under this Agreement when due or materially breaches its obligations under Section 3.5, 3.7, 5.3, 5.4, 5.5, 5.6, 5.7, 9.5, 11.5, 14.1 or Articles 8 or 13 Cerus shall provide MedImmune with written notice of such breach and if such breach is not cured within either thirty (30) days after such written notice in the case of payment default, or ninety (90) days in the event of any other breach, then Cerus may terminate this Agreement by written notice to MedImmune.  If Cerus breaches its obligations under Sections 2.10, 3.7, 3.9, 11.5, 14.1 or Articles 8 or 13, then MedImmune may terminate this Agreement by written notice to Cerus, in each case as set forth in this Section 15.3(a) with respect to termination by Cerus.

(b)                                  With respect to any material breach as to which a party has the right to terminate this Agreement, the Agreement may be terminated therefor, only if such party provides the breaching party with written notice thereof within ninety (90) days after such party first becomes aware of such breach.

(c)                                  Notwithstanding the foregoing, if Cerus terminates this Agreement pursuant to Section 3.4(e) only with respect to Europe or Japan, then MedImmune’s licenses in Europe or Japan shall terminate and the Licensed Territory shall thereafter exclude Europe or Japan as the case may be.

(d)                                  In the event that MedImmune makes a payment under this Agreement to avoid termination by Cerus pursuant to this Section 15.3, despite MedImmune’s good faith dispute as to whether such payment is due to Cerus, then MedImmune shall have the right within its sole discretion to institute proceedings pursuant to Section 16.3 to determine whether such payment was actually due to Cerus pursuant to this Agreement.

15.4                        Termination for Insolvency.  If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party, in each of the foregoing cases only if it is for dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, then this Agreement may be terminated by the other party.

15.5                        Sale of Inventory.  Upon any termination of this Agreement in its entirety, except a termination by Cerus under Section 15.3 or 15.4, MedImmune, at its option, shall be entitled to

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

sell any completed inventory of Product which remains on hand as of the date of the termination during the [***] after such termination, so long as MedImmune pays to Cerus the royalties applicable to said subsequent sales in accordance with the terms and conditions as set forth in this Agreement.

15.6                        Licenses.  The license(s) granted to MedImmune in this Agreement shall terminate upon any termination or expiration of this Agreement.  In the event that this Agreement is terminated, Cerus agrees to grant to a Sublicensee designated by MedImmune (other than an Affiliate of MedImmune) a direct license to such Sublicensee under the terms and conditions of this Agreement, which license shall be of the same scope sublicensed to such Sublicensee, substituting the name of such Sublicensee for MedImmune, provided that such Sublicensee (i) agrees to be bound to Cerus under the terms and conditions of this Agreement; (ii) the Sublicensee is not in breach of its sublicense agreement with MedImmune; and (iii) the Sublicensee pays to Cerus any amount due and owing under this Agreement at the time of termination that has not been paid by MedImmune.  At the request of MedImmune, Cerus agrees to acknowledge to a Sublicensee in writing Cerus’ obligations under this Section 15.6.  The direct license that survives termination of this Agreement pursuant to Section 15.6 shall be a direct license with only one Sublicensee.

15.7                        Right of Offset.  If MedImmune reasonably believes that Cerus is in breach of its obligations to make payments to Third Parties pursuant to Articles 9 or 10, then MedImmune may make the relevant payment on Cerus’ behalf and offset any such payments made to Third Parties against amounts due to Cerus pursuant to this Agreement; provided that MedImmune shall provide to Cerus at least ten (10) days’ advance notice before making any such payment and shall confer with Cerus before making such payment to determine whether there is a good faith dispute as to whether such payment is in fact due to such Third Party.

15.8                        Return of Materials; Cessation of Product Sales.  Upon any termination of this Agreement, MedImmune shall promptly return to Cerus any Cerus Materials and documents containing or embodying Cerus Know-How.

15.9                        Survival.  The provisions of Articles 1, 11, 13 (as to events occurring during the term of the Agreement), 14 and 16 and Sections 3.1(b), 3.3 (except subsection (iii)), 3.5, 3.7, 3.8, 3.9 (to the extent provided therein), 3.10, 4.3, 5.4, 5.5, 5.6, 5.7, 6.2, 8.1 through 8.5 (as provided therein), 9.4, 9.5, 9.6, 9.7, 10.4, 12.6(b), 15.1, 15.2, 15.3, 15.5, 15.6, and 15.8 through 15.10 shall survive any expiration or termination of this Agreement.

15.10                 Accrued Rights and Obligations.  Termination or expiration of this Agreement for any reason shall not (a) release either party from any liability which, at the time of such termination or expiration, has already accrued or which is attributable to a period prior to such termination or expiration or (b) preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of, or default under, this Agreement.  The parties understand and agree that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching Party may be entitled to injunctive relief as a partial remedy for any such breach.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

16.                               GENERAL PROVISIONS.

16.1                        Force Majeure.  No failure or omission by the parties hereto in the performance of any obligation of this Agreement (other than an obligation for the payment of money) shall be a breach of this Agreement, nor shall it create any liability, if the same shall arise from any cause or causes beyond the reasonable control of the affected party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the party in question: acts of God; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts or the like; provided that the party so affected shall use its commercially reasonable efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

16.2                        Relationship.  The relationship between Cerus and MedImmune is that of independent contractors.  Cerus and MedImmune are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties.  Cerus shall have no power to bind or obligate MedImmune in any manner.  Likewise, MedImmune shall have no power to bind or obligate Cerus in any manner.

16.3                        Arbitration.  Any matter or disagreement under this Agreement shall be finally resolved by binding arbitration.  Whenever a party decides to institute arbitration proceedings, it shall give written notice to that effect to the other.  Either party may, notwithstanding this Agreement, seek from any judicial authority pre-award interim, provisional or conservatory relief that may be necessary to protect the rights of that party pending the arbitrator’s determination of the merits of the controversy.  Discovery in any arbitration proceeding under this Section 16.3 shall be permitted as set forth in the Federal Rules of Civil Procedure with respect to the performance by the parties of their obligations under this Agreement and such other matters as the arbitrator may determine (it being the intent of the parties that full discovery occur with respect to the salient facts).  The parties shall apply the Rules of Federal Evidence to the hearing.  Any such arbitration shall be conducted under the Comprehensive Rules for Commercial, Real Estate and Construction Cases of the Judicial Arbitration & Mediation Services by a single arbitrator chosen by mutual consent of the parties.  Should the parties fail to agree on the selection of an arbitrator, they shall each appoint one arbitrator and the two arbitrators shall agree upon a neutral third arbitrator to serve as the sole arbitrator.  Any such arbitration shall be held in Washington D.C., if requested by Cerus, or in San Francisco, California, if requested by MedImmune.  The arbitrator shall render his or her decision [***] of the completion of the arbitration.  The arbitrator shall have the authority to allocate between the parties the costs of arbitration in such equitable manner as he or she determines.  Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations or the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

provisions of this Agreement.  The parties hereby waive their right to a jury trial in connection with any matter submitted for resolution by arbitration hereunder, except as provided in the last sentence hereof.  Notwithstanding the foregoing, disputes regarding the validity, inventorship, scope or enforceability of patents shall be submitted to a court of competent jurisdiction in the country where such patent has issued or such patent application is filed.  In any decision, the arbitrator shall not have the authority to change the terms or conditions of this Agreement or the rights or obligations of a party hereunder.

16.4                        Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect, provided that the Materials Transfer Agreement between the parties dated November 13, 2002 (as amended) shall continue in full force and effect with respect to the activities conducted thereunder prior to the Effective Date, and the Mutual Confidentiality Agreement between the parties dated September 24, 2002 shall continue in effect with respect to the information exchanged prior to the Effective Date, except to the extent MedImmune is permitted to continue to use relevant materials and information covered by such agreements under this Agreement.  There shall be no amendments or modifications to this Agreement, except by a written document, which is signed by both parties.

16.5                        Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

16.6                        Headings.  The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

16.7                        Waiver.  Any delay in enforcing a party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party’s right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

16.8                        Notices.  Any notices given pursuant to this Agreement shall be in writing, delivered by any means, addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

To MedImmune:

MedImmune, Inc.

One MedImmune Way

Gaithersburg, MD  20878

Attention:  V.P. General Counsel, Legal Affairs

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

To Cerus:

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

Attention:  Vice President, Legal Affairs

Copy to:

Cooley Godward LLP

5 Palo Alto Square

Palo Alto, CA 94306

Attn:  Robert Jones, Esq.

16.9                        Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original agreement.

16.10                 Plural and Singular; Masculine and Feminine.  Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders.  The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The term “including” as used herein means including, without limiting the generality of any description preceding such term.  References to “Section” or “Sections” are references to the numbered sections of this Agreement, unless expressly stated otherwise.

16.11                 Dollars.  All dollars are United States Dollars.

16.12                 Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code.  The parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code.  The Parties agree that MedImmune or Cerus, as applicable, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against a party under the U.S. Bankruptcy Code, the other party shall be entitled to a complete duplicate of or complete access to any such licensed intellectual property and all embodiments of such licensed intellectual property.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

CERUS CORPORATION		MEDIMMUNE, INC.

By:	/s/ David N. Cook	By:	/s/ Edward T. Mathers

Name:	David N. Cook	Name:	Edward T. Mathers

Title:	VP, Research and Development	Title:	VP, Corporate Development

APPENDIX A	Excluded Know-How
APPENDIX B	Current Cerus Patents
APPENDIX C	{Omitted}
APPENDIX D	Common Stock Purchase Agreement
APPENDIX E	Research Plan
APPENDIX F	Excluded Sublicensees
APPENDIX G	Cerus Materials

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

APPENDIX A

Excluded Know-How, Materials And Patents

[***]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

APPENDIX B

CERUS PATENT RIGHTS

CERUS REF. NO.	COUNTRY OR TYPE	TITLE	APPLICATION NO.	FILING DATE
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Cerus Corporation/MedImmune Ventures, Inc. Common Stock Purchase Agreement

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

APPENDIX C                                                                     {Purposely omitted}

Cerus Corporation/MedImmune Ventures, Inc. Common Stock Purchase Agreement

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

APPENDIX D                                                                     Common Stock Purchase Agreement

CERUS CORPORATION

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of April 20, 2004, by and between CERUS CORPORATION, a Delaware corporation (“Cerus”), and MEDIMMUNE VENTURES, INC., a Delaware corporation (“MEDI Ventures”).

RECITALS

WHEREAS, on the date hereof Cerus and medimmune, inc., a Delaware corporation and parent corporation of MEDI Ventures (“medimmune”), are entering into that certain Collaboration and License Agreement (the “License Agreement”) pursuant to which MedImmune will collaborate with and obtain from Cerus an exclusive worldwide right and license to the EphA2 Vaccine Product (as defined in the License Agreement); and

WHEREAS, as referenced in Article 7 of the license Agreement, MedImmune has agreed to cause MEDI Ventures to enter into and perform this agreement pursuant to which Cerus will have the option to cause MEDI Ventures to purchase shares of common stock, $.001 par value per share, of the Company (“Common Stock”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.                                      AGREEMENT TO SELL AND PURCHASE.

1.1                               Sale and Purchase Of Common Stock.  [***]  (as defined in the License Agreement”) (the [***]) and subject to the terms and conditions of the License Agreement and the satisfaction or waiver of the conditions set forth in Section 7 below, Cerus shall have the option to elect, in its sole discretion, to issue and sell to MEDI Ventures, and upon such election by Cerus, MEDI Ventures shall purchase from Cerus, as further described in Section 2, that number of shares of Common Stock (the “Shares”), rounded to the nearest whole number, equal to (a) [***] divided by the purchase price per share, which shall be equal to the product of (b) (i) the average of the closing sales prices of the Common Stock on the Nasdaq National Market of the Nasdaq Stock Market (the “Nasdaq Stock Market”) as reported by the Nasdaq Stock Market  for the thirty (30) trading days ending on and including the last full trading day immediately preceding the [***] and (ii) [***]  Cerus shall notify MEDI Ventures of its election no later than the [***] following the [***], which notice shall be sent in accordance with the provisions of Section 8.9 (the “Notice”).

Cerus Corporation/MedImmune Ventures, Inc. Common Stock Purchase Agreement

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

1.2                               Authorization Of Shares.  Cerus has authorized the sale and issuance to MEDI Ventures of the Shares and, prior to the Closing Date (as defined in section 2), shall authorize a sufficient number of Shares to cover the sale and issuance of the Shares to be purchased hereunder.

2.                                      CLOSING, DELIVERY AND PAYMENT.

Subject to the terms and conditions hereof, the closing of the sale and purchase of the shares under this agreement (the “Closing”) shall take place at the offices of cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111, on the day that is five (5) trading days after the Notice is given (the “Closing Date”).   At the Closing, subject to the terms and conditions hereof, Cerus will instruct the transfer agent to deliver to MEDI Ventures a certificate, registered in the name of MEDI Ventures, representing the Shares against payment by or on behalf of MEDI Ventures of the purchase price therefor by cash, wire transfer, or by such other means as shall be mutually agreeable to MEDI Ventures and Cerus.

3.                                      REPRESENTATIONS AND WARRANTIES OF CERUS.

Cerus hereby represents and warrants to Medi Ventures as follows:

3.1                               Organization, Good Standing And Qualification.  Cerus is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  Cerus has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.  As of the date of this Agreement, Cerus is duly qualified, is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions, in the aggregate, in which failure to do so would not have a material adverse effect on Cerus or its business.

3.2                               Authorization; Binding Obligations.  All corporate action on the part of Cerus, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, for the sale and issuance of the Shares pursuant hereto and for the performance of Cerus’s obligations hereunder, has been taken.  This Agreement, when executed and delivered by the parties hereto, will be a legal, valid and binding obligation of Cerus enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) general principles of equity that restrict the availability of equitable remedies.  The sale of the shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.  When issued in compliance with the provisions of this Agreement and the certificate of incorporation of Cerus, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

3.3                               Capitalization.  As of the date hereof, the authorized capital stock of Cerus consists of (a) 50,000,000 (Fifty Million) shares of Common Stock, of which, as of April 16, 2004, 22,104,766 (Twenty Two Million, One Hundred Four Thousand, Seven Hundred Sixty Six) shares are issued and outstanding; (b) 5,000,000 (Five Million) shares of preferred stock, $.001 par value per share (the “Preferred Stock”), 5,000 (five thousand) shares of which are designated as Series A Preferred Stock, none of which are issued and outstanding, and 3,327 (Three Thousand, Three Hundred Twenty Seven) shares of which are designated as Series B Preferred Stock, all of which are issued and outstanding, and 250,000 (Two Hundred Fifty Thousand) shares of which are designated as Series C, none of which are issued. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable.  No shares of capital stock of Cerus are entitled to preemptive rights.  As of the date hereof, except (i) as otherwise contemplated by Section 1 of this Agreement, (ii) for rights, warrants, options and securities described in the SEC Documents (as hereinafter defined) and (iii) for options granted under Cerus’ option plans, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock of Cerus, or any commitments of any character whatsoever relating to issued or unissued capital stock of Cerus or pursuant to which Cerus is or may become bound to issue or grant additional shares of its capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights.

3.4                               Compliance With Other Instruments.  The execution, delivery and performance of and compliance with this agreement and the sale of the Shares pursuant hereto will not result in (a) any violation, or be in conflict with or constitute a default under any term, of the certificate of incorporation or bylaws of Cerus, (b) any material violation or default of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order or any statute, rule or regulation applicable to Cerus or (c) the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Cerus.

3.5                               Securities Exemption.  Assuming the accuracy of the representations and warranties of MEDI Ventures contained in Section 4.3 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Neither Cerus nor any affiliate (as defined in Rule 501(b) of Regulation D of the Securities Act) or any agent acting on behalf of Cerus or any such affiliate has directly, or through any agent, sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the shares in a manner that might reasonably be expected to subject the offering, issuance or sale of the shares to the registration requirements of Section 5 of the Securities Act.

3.6                               Valid Issuance of Shares.  The Shares will be duly and validly authorized and issued, fully paid and nonassessable when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein.

4

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

3.7                               Litigation, Etc.  There is no action, suit, proceeding nor, to the best of Cerus’ knowledge, any investigation pending or currently threatened against Cerus, that questions or challenges the validity of, or seeks to prevent the transactions contemplated by, this Agreement or the right of Cerus to enter into such agreements.

3.8                               Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Cerus is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed by Cerus on a timely basis.

3.9                               Compliance with Laws.  Except as disclosed in the SEC Documents, as of the date of this Agreement, Cerus, to the best of its knowledge, is in compliance in all material respects with all applicable laws and Cerus possesses all material licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of Cerus’ properties as presently conducted (collectively, “Permits”), except for any Permits where the failure to possess the same would not reasonably be expected to have a material adverse effect on the properties, business, operations, results of operations, earnings, assets, liabilities or condition (financial or otherwise) of Cerus taken as a whole (“Material Adverse Effect”).  As of the date of this Agreement, Cerus possesses all of the required Permits, the Permits are valid and in full force and effect, and Cerus has duly performed and is in compliance in all material respects with all of its obligations under such Permits, except where noncompliance would not have a Material Adverse Effect.

3.10                        Listing of Shares.  Cerus shall use its commercially reasonable efforts to comply with the requirements of the National Association of Securities Dealers with respect to the issuance of the Shares and the listing thereof on the Nasdaq Stock Market.

3.11                        No Manipulation of Common Stock.  Cerus has not taken and will not, in violation of applicable laws, take any action designed to or that might reasonably be expected to cause or result in manipulation of the price of Common Stock to facilitate the sale or resale of the Shares.

3.12                        Contracts.  The contracts described in the SEC Documents or incorporated by reference therein that are material to Cerus on the date hereof are in full force and effect on the date hereof, and as of the date of this Agreement, Cerus, to the best of its knowledge, is not in breach of or default under any of such contracts which would have a Material Adverse Effect. The preceding sentence is subject to the qualification that Cerus has previously disclosed that Baxter Capital Corporation has declared an event of default under a Loan and Security Agreement, dated November 15, 2002, and Cerus represents and warrants solely that, as of the date of this Agreement, it is contesting such claim.

3.13                        Properties.  As of the date of this Agreement, Cerus has good and marketable title to all the properties and assets reflected as owned by Cerus in the financial statements

5

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

included in or incorporated by reference into the SEC Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (a) those, if any, reflected in such financial statements or SEC documents, (b) those of the United States Government to exercise rights with respect to inventions made with government support, or (c) those which are not material in amount and do not materially adversely affect the use of such property by Cerus.  As of the date of this Agreement, Cerus holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to its business.

3.14                        Taxes.  As of the date of this Agreement, Cerus has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Cerus has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

3.15                        Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to MEDI Ventures hereunder will be, or will have been, fully paid or provided for by Cerus and all laws imposing such taxes will be or will have been fully complied with.

4.                                      REPRESENTATIONS AND WARRANTIES OF MEDI VENTURES.

MEDI Ventures hereby represents and warrants to Cerus as follows (which representations and warranties do not lessen or obviate the representations and warranties of Cerus set forth in this Agreement):

4.1                               Requisite Power And Authority.  MEDI ventures has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out the provisions of this Agreement.  All action on the part of MEDI Ventures required for the lawful execution and delivery of this Agreement has been taken.  This Agreement, when executed and delivered, will be a valid and binding obligation of MEDI Ventures, enforceable in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

4.2                               Consents.  All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of MEDI Ventures required in connection with the consummation of the transactions contemplated in this agreement have been or shall have been obtained prior to and be effective as of the Closing.

4.3                               Investment Representations.  MEDI ventures understands that the Shares have not been registered under the Securities Act.  MEDI ventures also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of MEDI Ventures contained in this Agreement.  MEDI ventures hereby represents and warrants as follows:

6

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

(a)                                  MEDI Ventures Is An Accredited Investor.  MEDI Ventures represents that MEDI Ventures is an Accredited Investor within the meaning of rule 501(a) of Regulation D under the Securities Act.

(b)                                  No Registration.  MEDI Ventures acknowledges that (i) except as provided in Section 6 of this agreement, the Shares will not be registered under the Securities Act or any state securities laws by reason of their issuance by Cerus in a transaction exempt from the registration requirements thereof and (ii) the Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

(c)                                  Acquisition For Own Account.  MEDI Ventures is acquiring the Shares for MEDI Ventures’ own account for investment only, and not with a view towards their distribution within the meaning of the Securities Act.

(d)                                  MEDI Ventures Can Protect Its Interest.  MEDI Ventures represents that by reason of its, or of its management’s, business or financial experience, MEDI Ventures has the capacity to protect its own interests in connection with the transactions contemplated in this agreement.  MEDI Ventures is not a corporation, trust or partnership specifically formed for the purpose of consummating these transactions.

(e)                                  Company Information.  MEDI Ventures has had an opportunity to discuss Cerus’ business, management and financial affairs with directors, officers and management of Cerus and has had the opportunity to review Cerus’ operations and facilities.  MEDI Ventures has also had the opportunity to ask questions of and receive answers from, Cerus and its management regarding the terms and conditions of this investment.

5.                                      LEGENDS.

5.1                               Each certificate or other document evidencing any of the Shares shall be endorsed with the legends in the form substantially as set forth in paragraphs (a) and (b) below, and MEDI Ventures covenants that, except to the extent such restrictions are waived by Cerus, MEDI Ventures shall not transfer the Shares represented by any such certificate without complying with restrictions on transfer described in the legends endorsed on such certificate.  Notwithstanding the foregoing, upon registration of any Common Stock issued upon conversion of the Shares under the Securities Act, the provisions of this Section 5 shall no longer apply and Cerus shall promptly exchange the certificates representing the Shares with unlegended certificates.

(a)                                  The following legend under the securities act:

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  THEY MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE.

(b)                                  Any legend imposed or required by applicable state securities laws.

5.2                               In the event that any Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, Cerus shall, upon written request of the holder thereof and at Cerus’ cost, promptly issue to such holder a new certificate evidencing such Shares without the legend required by this Section 5.

6.                                      RESALE SHELF.

6.1                               Resale Shelf Registration Statement.  Within fourteen (14) days following the Closing, Cerus shall prepare and file with the SEC, at its expense, a registration statement on Form S-3 under the Securities Act with respect to the registration of the Shares (the “Registration Statement”).  Cerus shall, and shall cause its accountants and lawyers to, use its and their commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable after filing with the SEC.   Cerus shall use its commercially reasonable efforts to keep the Registration Statement effective and current, including through the filing of any amendments and supplements that may be required under provisions of applicable law, until the date on which all securities registered thereunder may be resold within a ninety (90) day period without registration by reason of Rule 144 under the Securities Act or any other rule of similar effect.

6.2                               Notice of SEC Communications.  Cerus will (a) advise MEDI Ventures in writing of the date of filing of the Registration Statement with the SEC, (b) prior to effectiveness, advise MEDI Ventures in writing of the expected date and time of the SEC’s declaration of effectiveness and (c) promptly (and in any event within twenty-four (24) hours) following notice to Cerus by the SEC that the Registration Statement has been declared effective, advise MEDI Ventures of such effectiveness.  In addition, Cerus will promptly copy MEDI Ventures on any related written correspondence to and from the SEC.

6.3                               Suspension.  Notwithstanding the foregoing, Cerus’ obligation to file or maintain the effectiveness of the Registration Statement shall be suspended for a period of up to an aggregate of sixty (60) days if Cerus furnishes to MEDI Ventures a certificate signed by an executive officer of Cerus stating that in the good faith judgment of Cerus it would be materially harmful to Cerus for such Registration Statement to be filed or maintained effective at such time; provided, however, that in the event of such a suspension, the period during which Cerus is required to maintain the suspended Registration Statement effective shall automatically be extended by that number of days equal to the period of suspension.

8

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

6.4                               Assignment of Rights.  MEDI Ventures may, at its election and upon notice to Cerus, at any time or from time to time, assign its rights under this Section 6 in whole or in part, to any affiliate of MEDI Ventures (including, without limitation, MedImmune).

6.5                               Indemnification.

(a)                                  Cerus.  Cerus agrees that in the event of any registration of the Shares pursuant to this Section 6, Cerus shall indemnify and hold harmless MEDI Ventures, its directors, officers, members, partners, agents and affiliates and each other person or entity, if any, who controls MEDI Ventures within the meaning of the Securities Act (including, without limitation, MedImmune), against any losses, claims, damages or liabilities, joint or several, to which MEDI Ventures or any such director, officer, member, partner, agent or affiliate or controlling person or entity may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or (iii) any violation by Cerus of any federal, state or common law rule or regulation applicable to Cerus and relating to action required of or inaction by Cerus in connection with any such Registration Statement, and Cerus shall reimburse MEDI Ventures and each such director, officer, member, partner, agent or affiliate and controlling person or entity for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that Cerus shall not be liable in any such case to MEDI Ventures or any such director, officer, member, partner, agent, affiliate or controlling person or entity to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Cerus through an instrument duly executed by or on behalf of MEDI Ventures, specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, amendment or supplement.  Such indemnity shall remain in full force regardless of any investigation made by or on behalf of MEDI Ventures or any such director, officer, member, partner, agent, affiliate or controlling person or entity and shall survive the transfer of such securities by MEDI Ventures.

(b)                                  MEDI Ventures.  MEDI Ventures agrees that in the event of any registration of the Shares pursuant to this Section 6, MEDI Ventures shall indemnify and hold harmless Cerus, its directors, officers, members, partners, agents and affiliates and each other person or entity, if any, who controls Cerus within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Cerus or any such director, officer, member, partner, agent or affiliate or controlling person or entity may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof),

9

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Cerus through an instrument duly executed by or on behalf of MEDI Ventures, specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, amendment or supplement; provided, however, that the liability of MEDI Ventures under this Section 6.5(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions paid by MEDI Ventures) received by MEDI Ventures in the offering giving rise to such liability.  Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Cerus or any such director, officer or controlling person or entity and shall survive the transfer of such securities by MEDI Ventures.

(c)                                  Notices of Claims, Etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 6.5, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 6.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability that it may have to the indemnified party otherwise than under this Section 6.5.  In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties that are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties; provided, however, that the indemnifying party shall be obligated to pay for only one counsel for all indemnified parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, which approval shall not be unreasonably withheld, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable).  No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an

10

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)                                  Contribution.  If the indemnification provided for in this Section 6.5 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (i) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.5(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the preceding sentence of this Section 6.5(d).  No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.  In addition, no person or entity shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such person’s or entity’s consent, which consent shall not be unreasonably withheld.  Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than Cerus) shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions paid by such party) received by such party from the sale of the Shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

(e)                                  Other Indemnification.  Indemnification and contribution similar to that specified in the preceding subsections of this Section 6.5 (with appropriate modifications) shall be given by Cerus and MEDI Ventures with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act.  The indemnification agreements contained in this Section 6.5 shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Shares by MEDI Ventures.

(f)                                    Indemnification Payments.  The indemnification and contribution required by this Section 6.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

11

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

7.                                      CONDITIONS TO CLOSING.

7.1                               Conditions To MEDI Ventures’ Obligations At The Closing.  MEDI Ventures’ obligation to purchase the Shares is subject to the satisfaction, at or prior to the Closing, of the following conditions:

(a)                                  Representations And Warranties True; Performance Of Obligations.  The representations and warranties made by Cerus in Section 3 hereof shall be true and correct in all material respects as of the Closing with the same force and effect as if they had been made as of the Closing (except for representations and warranties that speak as of a specific date, in which case they shall be true and correct in all material respects as of such date), and Cerus shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the closing.

(b)                                  SEC Filings; Financial Statements.

(i)                                    All statements, reports, schedules, forms and other documents required to have been filed by Cerus with the Securities and Exchange Commission (“SEC”) during the twelve (12) month period prior to the Closing Date (the “SEC Documents”) shall have been so filed.  As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such amendment or superseding filing): (A) each of the SEC Documents shall have complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (B) none of the SEC Documents shall have contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)                                As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such amendment or superseding filing):  the financial statements (including any related notes) contained in the SEC Documents: (A) shall have complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable thereto; (B) shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments that were not, or are not reasonably expected to be, individually or in the aggregate, material in amount); and (C) shall have fairly presented in all material respects the financial position of Cerus and the consolidated results of operations and cash flows of Cerus for the periods covered thereby.

(c)                                  Legal Investment.  At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which MEDI Ventures and Cerus are subject.

(d)                                  Consents, Permits, And Waivers.  Cerus shall have obtained any and all authorizations, approvals, consents, permits and waivers necessary or appropriate for

12

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing, and such items shall be effective on and as of the Closing).

(e)                                  Certificate of Good Standing.  Cerus shall have obtained a Certificate of Good Standing from the Delaware Secretary of State dated as of a recent date prior to the Closing.

(f)                                    Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to counsel to MEDI Ventures, and counsel to MEDI Ventures shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(g)                                 Compliance Certificate.  Cerus shall have delivered to MEDI Ventures a Compliance Certificate, executed by the President and the Chief Financial Officer of Cerus, dated the Closing Date, to the effect that the conditions specified in subparagraphs (a), (b) and (d) of this Section 7.1 have been satisfied.

(h)                                 Opinion of Counsel.  MEDI Ventures shall have received an opinion from counsel to Cerus, dated as of the Closing Date and addressed to MEDI Ventures, substantially in the form set forth on Exhibit A hereto.

(i)                                    No Termination of License Agreement.  The License Agreement shall not have terminated pursuant to Section 15 of the License Agreement prior to the delivery of the Notice.

7.2                               Conditions To Obligations Of Cerus.  Cerus’s obligation to issue and sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

(a)                                  Representations And Warranties True.  The representations and warranties made by MEDI Ventures in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)                                  Consents, Permits, And Waivers.  MEDI Ventures shall have obtained any and all authorizations, approvals, consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing, and such items shall be effective on and as of the Closing).

(c)                                  Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to counsel to Cerus, and counsel to Cerus shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

13

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

8.                                      MISCELLANEOUS.

8.1                               Termination.  This Agreement shall automatically terminate, without any further action required by any party to this Agreement, in the event the License Agreement is terminated pursuant to Section 15 of the License Agreement; it being understood, that if the License Agreement is terminated pursuant to Section 15.2 thereof, the termination of this Agreement shall be deemed to occur on the date of the notice delivered by MedImmune to Cerus pursuant to Section 15.2 of the License Agreement; and it being further understood that upon termination of the License Agreement, MEDI Ventures shall have no obligation to purchase the Shares.

8.2                               Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws..

8.3                               Survival.  Subject to Section 8.1 above, the representations, warranties, covenants and agreements made herein shall survive any investigation of the subject matter hereof made by or on behalf of Cerus or MEDI Ventures and the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Cerus pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Cerus hereunder solely as of the date of such certificate or instrument, except as expressly provided otherwise in such certificate or instrument.

8.4                               Successors And Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by Cerus of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, Cerus may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such shares for all purposes, the payment of any dividends or any redemption price.

8.5                               Entire Agreement.  This Agreement and the License Agreement, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.  Nothing in this Agreement or the License Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein or therein.

8.6                               Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, such provision shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to maintain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

8.7                               Amendment And Waiver.

(a)                                  This Agreement may be amended or modified only upon the written consent of the parties hereto.

(b)                                  The obligations of Cerus and the rights of the holder of the Shares under this Agreement may be waived only with the written consent of the parties hereto.

(c)                                  Except to the extent provided in this Section 8.7, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated, except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(d)                                  Any amendment or waiver effected in accordance with this Section 8.7 shall be binding upon any future holder of some or all of the shares.

8.8                               Delays Or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to MEDI Ventures or Cerus, upon any breach, default or noncompliance of Cerus or MEDI Ventures, as the case may be, under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on either of Cerus’s or MEDI Ventures’ part of any breach, default or noncompliance under this Agreement or any waiver on either of Cerus’s or MEDI Ventures’ part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies under this Agreement or otherwise afforded to Cerus or MEDI Ventures, shall be cumulative and not alternative.  Upon receipt of the Notice, MEDI Ventures’ obligation to purchase the Shares as specified herein and to pay the purchase price therefor determined in accordance with Section 1.1, shall be subject only to the conditions set forth in Section 7.1 of this Agreement.  Upon satisfaction of the conditions set forth in Section 7.1, MEDI Ventures’ obligation to purchase the Shares and pay the purchase price therefor in accordance with Section 1.1, shall become absolute and unconditional.

8.9                               Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing sent by registered or certified mail, return receipt requested, postage prepaid, (c) upon confirmed delivery by means of a nationally recognized overnight courier service or (d) upon transmission of facsimile (with telephonic notice) addressed:  (i) if to MEDI Ventures, at MEDI Ventures’ address as set forth on the signature page hereto, or at such other address as MEDI Ventures shall have furnished to Cerus in writing in accordance with the provisions of this Section 8.9, to the attention of its chief financial officer or (ii) if to Cerus, at its address as set forth on the signature page hereto, or at such other address as Cerus shall have furnished to MEDI Ventures in writing in accordance with the provisions of this Section 8.9, to the attention of its chief legal counsel.

8.10                        Expenses.  Cerus shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement, and MEDI Ventures shall

15

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

8.11                        Attorneys’ Fees.  If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and legal costs in connection therewith.

8.12                        Titles And Subtitles.  The titles of the paragraphs and subparagraphs of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.13                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8.14                        Broker’s Fees.  Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 8.14 being untrue.

8.15                        Subsequent Consents, Permits and Waivers.  Cerus shall obtain promptly after the Closing all authorizations, approvals, consents, permits and waivers that are necessary or applicable for consummation of the transactions contemplated by this Agreement and that were not obtained prior to the closing because they may be properly obtained subsequent to the Closing.

16

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date set forth in the first paragraph hereof.

CERUS CORPORATION
2525 Stanwell Drive
Concord, CA 94520
Telephone: (925) 288-6000
Facsimile: (925) 288-6001

By:
Name:
Title:

MEDIMMUNE VENTURES, INC.
One MedImmune Way
Gaithersburg, MD 20878
Telephone: (301) 398-0000
Facsimile: (301) 398-9000

By:
Name:
Title:

17

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

1.2                                 Exhibit A

1.3                                 Form Of Opinion

(i)                                     Cerus has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its property and conduct its business as described in the SEC Documents.

(ii)                                  The Shares have been duly authorized and, when issued, delivered and paid for at the Closing, the Shares will be validly issued, fully paid and nonassessable; and the holders of outstanding shares of the capital stock of Cerus are not entitled to preemptive or, to such counsel’s knowledge, similar rights to subscribe for the Shares.

(iii)                               This Agreement has been duly authorized, executed and delivered by Cerus, and, assuming due authorization, execution and delivery of this Agreement by the other party or parties thereto, the Agreement constitutes the legal, valid and binding obligation of Cerus, enforceable against Cerus in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, rehabilitation, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether such enforceability is sought in a proceeding at law or in equity and subject further to the possible unenforceability of indemnification and contribution provisions in the event of a violation of securities laws.

(iv)                              Neither the issuance or sale of the Shares by Cerus nor the compliance by Cerus with all of the provisions of the Agreement will conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the provisions of the Certificate of Incorporation or By-laws of Cerus or any applicable statute or any order, rule or regulation known to such counsel of any court or governmental agency or body of the United States of America or the State of Delaware having jurisdiction over Cerus, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities laws as to which no opinion need be expressed and except for performance of the indemnification and contribution provisions of the Agreement as to which no opinion need be expressed.

(v)                                 No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States of America having jurisdiction over Cerus is required to be obtained by Cerus for the issue and sale of the Shares or the consummation by Cerus of its obligations under this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act, state securities or Blue Sky laws (as to which federal and state securities or Blue Sky laws we express no opinion) for the execution, delivery and performance by Cerus of this Agreement.

A-1

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

(vi)                              On the basis of and in reliance on the accuracy and completeness of the representations and warranties of MEDI Ventures, the offer and sale of the Shares pursuant to this agreement are exempt from the requirements of Section 5 of the Securities Act; however, no opinion need be expressed as to when and under what circumstances Shares acquired by MEDI Ventures upon original issuance as contemplated by this Agreement may be reoffered or resold without registration under the Securities Act.

(vii)                           Cerus is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

APPENDIX E                                                                       Research Plan

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

APPENDIX F                                                                       Excluded Sublicensees

[***]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange act of 1934, as amended.

Appendix G

Cerus Materials

1.                                       [***]

2.                                      [***].

3.                                      [***].

4.                                       [***].